                                                                    EXHIBIT 10.4




                                 ARSENAL MALL

                           WATERTOWN, MASSACHUSETTS

                                 OFFICE LEASE

                                    - to -

                              BUSINESS@WEB, INC.






                              FROM THE OFFICE OF:
                               Goulston & Storrs
                              400 Atlantic Avenue
                       Boston, Massachusetts 02110-3333

                                  ARSENAL MALL

                            WATERTOWN, MASSACHUSETTS

                                  OFFICE LEASE

                                     - To -

                               BUSINESS@WEB, INC.

                                 INDEX TO LEASE
                                 --------------


ARTICLE   SECTION   CAPTION                                         PAGE
- -------   -------   -------                                         ----
  I.                Basic Lease Provisions                            1
                    ----------------------
          1.1       Introduction                                      1
          1.2       Basic Data                                        1
  II.               Description of Premises,
                    ------------------------
                    Appurtenant Rights and Term                       3
                    ---------------------------
          2.1       Location of Premises                              3
          2.2       Appurtenant Rights and Reservations               3
          2.3       Term                                              5
  III.              Rent                                              6
                    ----
          3.1       Fixed Rent                                        6
  IV.               Use of Premises                                   6
                    ---------------
          4.1       Permitted Use                                     6
          4.2       Alterations                                       8
  V.                Assignment and Subletting                         8
                    -------------------------
          5.1       Prohibition                                       8
  VI.               Delivery of Premises and Responsibility
                    ---------------------------------------
                    for Repairs and Condition of Premises            12
                    -------------------------------------
          6.1       Delivery of Possession of Premises               12
          6.2       Repairs to be Made by Landlord                   14
          6.3       Tenant's Agreement                               14
          6.4       Floor Load-Heavy Machinery                       15

ARTICLE   SECTION   CAPTION                                         PAGE
- -------   -------   -------                                         ----
  VII.               Services to be Furnished by Landlord;
                     ------------------------------------
                     Utilities                                       16
                     ---------
           7.1       Landlord's Services                             16
           7.2       Payment of Utility Charges                      16
  VIII.              Real Estate Taxes and Other Expenses            16
                     ------------------------------------
           8.1       Tenant's Share of Real Estate Taxes             16
           8.2       Tenant's Share of Operating Expenses            19
  IX.                Indemnity and Public Liability Insurance        22
                     ----------------------------------------
           9.1       Tenant's Indemnity                              22
           9.2       Public Liability Insurance                      23
           9.3       Tenant's Risk                                   24
           9.4       Injury Caused by Third Parties                  24
           9.5       Fire and Hazard Insurance                       24
  X.                 Landlord's Access to Premises                   25
                     -----------------------------
           10.1      Landlord's Right of Access                      25
           10.2      Exhibition of Space to Prospective Tenants      25
  XI.                Fire, Eminent Domain, Etc.                      25
                     --------------------------
           11.1      Abatement of Rent                               25
           11.2      Termination in Event of Casualty
                     or Condemnation                                 26
           11.3      Award                                           27
  XII.               Landlord's Remedies                             27
                     -------------------
           12.1      Events of Default                               27
           12.2      Remedies                                        28
           12.3      Landlord's Default                              30
           12.4      Bankruptcy or Insolvency                        30
  XIII.              Miscellaneous Provisions                        34
                     ------------------------
           13.1      Extra Hazardous Use                             34
           13.2      Waiver                                          34
           13.3      Covenant of Quiet Enjoyment                     34
           13.4      Notice to Mortgagee and Ground Lessor           35
           13.5      Assignment of Rents                             36
           13.6      Mechanics' Liens                                36
           13.7      No Brokerage                                    36
           13.8      Invalidity of Particular Provisions             37
           13.9      Provisions Binding, Etc.                        37
           13.10     Recording                                       37

ARTICLE   SECTION   CAPTION                                         PAGE
- -------   -------   -------                                         ----
           13.11     Notices                                         37
           13.12     When Lease Becomes Binding                      38
           13.13     Paragraph Headings                              38
           13.14     Rights of Mortgagee                             38
           13.15     Status Report                                   39
           13.16     Security Deposit; Tenant's Financial
                     Condition                                       39
           13.17     Additional Remedies of Landlord                 40
           13.18     Holding Over                                    40
           13.19     Non-Subrogation                                 40
           13.20     Expansion or Reduction                          41
           13.21     Governing Law                                   41
           13.22     Definition of Additional Rent                   41
           13.23     Landlord's Fees and Expenses                    41
           13.24     Changes or Alterations by Landlord              42
           13.25     Rules and Regulations                           43
           13.26     Parking                                         43
           13.27     Right of First Offer                            43

GUARANTEE
EXHIBITS  A       Site Plan
          B       Permitted Signage
          C       Tenant's Work
          D       Building Services
          APP     Appraisal Procedure
          OPER    Exclusions from Operating Expenses
          SNDA    Form of Subordination, Etc. Agreement

       THIS INSTRUMENT IS AN INDENTURE OF LEASE in which Landlord and Tenant are the parties hereinafter named, and which relates to space in a building (the "Building") known as Building G in a complex known as Arsenal Mall, in Watertown, Massachusetts.

       The parties to this instrument hereby agree with each other as follows:

                                   ARTICLE I
                                   ---------

                            BASIC LEASE PROVISIONS
                            ----------------------

1.1 INTRODUCTION. As further supplemented in the balance of this instrument and its Exhibits, the following sets forth the basic terms of this Lease and, where appropriate, constitutes definitions of certain terms used in this Lease.

1.2    BASIC DATA.

       Execution Date:               March 8, 1996

       Landlord:                     Watertown Arsenal Associates, L.P., a
                                     Massachusetts limited partnership existing under a Certificate of Limited Partnership dated as of December 19, 1980 as amended and restated by Amended and Restated
                                     Agreement and Certificate of Limited
                                     Partnership dated as of July 1, 1982, as the same may heretofore or may hereafter be amended.

       Present Mailing Address       c/o New England Development
       of Landlord:                  Suite 201
                                     One Wells Avenue
                                     Newton, Massachusetts  02159

       Tenant:                       Business@Web, Inc., a Delaware corporation

       Present Mailing Address
       of Tenant:                    219 Vassar Street
                                     Cambridge, Massachusetts  02139

       Initial Lease Term or Term:   Sixty (60) calendar months (plus the
                                     partial month, if any, in which falls the Commencement Date).

       Commencement Date:            March 15, 1996, or such earlier date as
                                     provided in Section 2.3.2 hereof.

       Fixed Rent:                   (a) For and with respect to the period
                                     commencing on the Commencement Date and
                                     continuing through July 31, 1996, at the rate of Twenty-Three Thousand Three Hundred
                                     Thirty-Three and 33/100 Dollars
                                     ($23,333.33) per calendar month, and
                                     proportionately at such rate for any
                                     partial month; and

                                     (b) For and with respect to the balance of the term hereof at the rate of Thirty-Eight Thousand Six Hundred Sixteen and 67/100 Dollars ($38,616.67) per calendar month, and proportionately at such rate for any partial month.

       Use: First class office uses and uses ancillary thereto only, including, without limitation, research and development, education and training, all to the extent lawfully permitted.

       Description of Space:
       (herein the "Premises")       Approximately 26,480 square feet of floor
                                     area on the second floor of the Building, all as more particularly shown on Exhibit A hereto annexed and made a part hereof. The
                                     Building, designated "Building G" on
                                     Exhibit A, hereto annexed and made a part hereof, forms a part of the Development known as the Arsenal Mall (the
                                     "Development") situated on a tract of land in the Town of Watertown, County of Middlesex, Commonwealth of Massachusetts, the boundaries of which are delineated on said Exhibit A. The Building currently includes an office portion (the "Office
                                     Portion") as cross-hatched on Exhibits A-3 and A-4 annexed hereto and made a part hereof and a garage portion (the "Garage
                                     Portion") as hatched on said Exhibits A-3 and A-4.


       Tenant's Proportionate
       Building Share:               42%.

       Tenant's Proportionate
       Lot Share:                    1.3%.

       Base Building Tax Amount:     The amount of Taxes due from Landlord on
                                     account of the Building during the period from January 1, 1996 through December 31,
                                     1996.

       Base Lot Tax Amount:          The amount of Taxes due from Landlord on
                                     account of the Lot during the period from January 1, 1996 through December 31, 1996.

       Tenant's Proportionate
       Office Portion Share:         50%.

       Tenant's Proportionate
       Garage Portion Share:         42%.

       Base Operating Expenses:      The amount of Operating Expenses for and
                                     with respect to calendar year 1996.

       Security Deposit:             None.

       Guarantor of Tenant's
       Obligations:                  John J. Donovan, an individual.

       Brokers:                      Fallon Hines & O'Connor and Leggatt
                                     McCall/Grubb & Ellis.

                                  ARTICLE II
                                  ----------

                           DESCRIPTION OF PREMISES,
                           ------------------------
                          APPURTENANT RIGHTS AND TERM
                          ---------------------------

2.1 LOCATION OF PREMISES. Subject to all of the provisions hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby accepts from Landlord, the Premises identified in the foregoing portions of this Lease.

2.2 APPURTENANT RIGHTS AND RESERVATIONS. Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use and to permit its invitees to use in common with others, public or common lobbies, hallways, stairways, passenger and freight elevators and sanitary facilities in the Building, but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord by suitable notice and to the right of Landlord to designate and change from time to time areas and facilities so to be used, subject to the provisions of Section
       13.24 hereof. The Premises are also being leased with the non-exclusive right to use the common parking areas (subject to Section 13.26 hereof), entranceways, exitways and driveways of the Development and the common utility facilities serving the Premises, all as the same now exist or as may hereafter exist.

       With the prior written consent of and approval by Landlord, Tenant shall have the right, at its own expense, to install on the roof of the Building in an area designated by Landlord, satellite or other transmitting/receiving devices to be used solely for Tenant's own operations. Without limitation, Landlord's right of prior approval shall include Landlord's satisfaction with the safety, size and design of such devices. In all events, Tenant shall be responsible for obtaining any necessary permits and approvals for such devices and any required repair and maintenance of such devices. Tenant shall install such devices solely at its own risk and agrees to indemnify and hold harmless Landlord from any claims for damages or liabilities or losses related to the installation, repair, maintenance, removal or operation of such devices. Upon the termination of this Lease, for whatever reason, Tenant agrees to remove all such devices at its own expense and risk and to restore the area of the roof approximately to its pre-existing condition.

       Excepted and excluded from the Premises are the roof or ceiling, the floor and all perimeter walls of the Premises, except the inner surfaces thereof, any balconies (except to the extent same are shown as part of the Premises on Exhibit A), terraces or roofs adjacent to the Premises and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors to the Premises are not excluded from the Premises and are a part thereof for all purposes; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) utility lines, pipes and the like to serve premises within the Building other than the Premises, and to replace, maintain and repair such utility lines, pipes and the like, in, over and upon the Premises.

       During the hours of 8:00 A.M. to 6:00 P.M., Monday through Friday, and 8:00 A.M. to 1:00 P.M. on Saturdays, legal holidays in all cases excepted (hereinafter referred to as "Normal Building Operating Hours"), the Building shall be open and a means of access to the Premises shall be available, subject to interruption due to causes beyond Landlord's reasonable control. During periods other than Normal Building Operating Hours, Tenant shall have access to the Premises and Landlord shall, on the reasonable prior request of Tenant, provide reasonable levels of lighting for the parking areas and HVAC services for the Premises (with Tenant agreeing to reimburse Landlord on demand for the reasonable costs of providing such after hours lighting and HVAC services requested by Tenant, subject to a reasonable allocation of such costs to any other tenant who may concurrently have requested such after hours lighting or HVAC services), but access to the Premises during Normal Building Operating Hours and at other times shall always be subject to reasonable rules and regulations therefor from time to time established by Landlord by suitable notice. Tenant acknowledges that, in all events, Tenant is responsible for providing security to the Premises and its own personnel, and Tenant shall indemnify, defend with counsel of Landlord's selection, and save Landlord harmless from any claim for injury to person or damage to property asserted by any personnel, employee, guest, invitee or agent of Tenant which is suffered or occurs in or about the Premises or in or about the Building by reason of the act of an intruder or any other person in or about the Premises or the Building.

2.3    TERM.

       Section 2.3.1. The Premises are leased hereunder for the Initial Term
       -------------
       specified in Section 1.1 hereof unless sooner terminated as provided herein and subject to the extension provisions in Section 2.3.3.

       Section 2.3.2.  The term hereof shall commence on the earlier to occur of
       -------------
       (a) the Commencement Date, (b) the date that the Tenant first opens for business in the Premises or (c) two (2) weeks following substantial completion of Tenant's Work as described in Exhibit C hereto (which work Tenant agrees to commence promptly upon the execution of the Lease and to, thereafter, diligently prosecute to completion). The parties hereto agree, upon demand of the other, to execute a supplemental instrument prepared by the party requesting the same at such party's expense expressing the Commencement Date and termination date of the term hereof when the Commencement Date has been determined.

       Section 2.3.3.  Provided that no Event of Default (as hereinafter
       -------------
       defined) exists at the time of the giving of notice to exercise the option to extend as hereinafter provided, the Tenant shall have the right to extend the term of this lease for one (1) successive period of five
       (5) years by notice to such effect given to the Landlord at least nine
       (9) months prior to the end of the Initial Lease Term and, upon the giving of such notice, the term of this lease shall be extended for such five (5) year period upon all the terms and conditions herein contained without the necessity of any further action, except that (i) Fixed Rent for such 5-year option period shall be at the annual rate equal to ninety-five percent (95%) of the market rent for such Premises determined in accordance with Exhibit APP annexed hereto and incorporated herein, payable in twelve (12) equal monthly installments and proportionately at such rate for any partial month; and (ii) there shall be no further right to extend the term of this lease except as set forth in this Section and it shall be a condition to the exercise of the extension that the Tenant shall have timely and properly exercised the extension right. Time shall be strictly of the essence and the Tenant's failure to exercise any extension right within the time period provided shall render null and void such extension right.

                                  ARTICLE III
                                  -----------

                                     RENT
                                     ----

3.1 FIXED RENT. Tenant agrees to pay to Landlord at the Present Mailing Address of Landlord, or as otherwise directed by Landlord in writing, without notice, demand, offset or deduction, on the Commencement Date and thereafter, monthly, in advance, on the first day of each and every calendar month during the Lease Term, a sum equal to the monthly fixed rent specified in Section 1.2 hereof.

       Fixed Rent for any partial month shall be paid by Tenant at such rate on a pro rata basis, and if the Lease Term commences on a day other than the first day of a calendar month, the first payment which Tenant shall make shall be a payment equal to a proportionate part of such monthly Fixed Rent for the partial month from the Commencement Date to the first day of the succeeding calendar month, and the monthly Fixed Rent for such succeeding calendar month.

                                  ARTICLE IV
                                  ----------

                                USE OF PREMISES
                                ---------------

4.1 PERMITTED USE. Tenant agrees that the Premises shall be used and occupied by Tenant only for the purpose specified as the use thereof in
       Section 1.2 of this Lease, and for no other purpose or purposes.

       Tenant further agrees to conform to the following provisions during the entire Lease Term.

       (a) Tenant shall cause all freight (including furniture, fixtures and equipment used by Tenant in the occupancy of the Premises) to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor.

       (b) Tenant shall not place on the exterior of exterior walls (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises without the prior written consent of the Landlord. Without limitation, lettering on windows and window displays are expressly prohibited. Notwithstanding the foregoing, Landlord hereby approves the signage identified in Exhibit B. Further, notwithstanding the foregoing, subject to applicable law, Tenant may place on the exterior of one (1) exterior wall of the Building one (1) sign, the location, size, and design of which sign shall be subject to the prior approval of the Landlord.

       (c) Tenant shall not perform any act or any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise, or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building, or be detrimental to the reputation or appearance of the Building.

       (d) Tenant shall conduct Tenant's business in the Premises in such a manner that Tenant's invitees shall not collect, line up or linger in any common lobby or corridors of the Building, but shall be entirely accommodated within the Premises.

       (e) Tenant shall comply and shall cause all employees to comply with all reasonable rules and regulations respecting the use of the Building from time to time established by Landlord by suitable notice. Landlord shall not, however, be responsible for the noncompliance with any such rules and regulations by any other tenant or occupant of the Building.

       (f) Tenant shall not use the name of the Building directly or indirectly in connection with Tenant's business, except as a part of Tenant's address, and Landlord reserves the right to change the name of the Building upon fifteen (15) business days' notice to Tenant.

       (g) Tenant's use of the Premises shall at all times comply with all applicable laws, statutes, ordinances, by-laws, as well as all rules, regulations and orders of governmental authorities having jurisdiction over the same. In no event, shall Tenant use the Premises or permit the Premises to be used for the storage or transport of any materials that are classified as hazardous materials or waste under any law related to the protection of the environment other than in de minimus amounts such as cleaning
                                      -- -------
            materials typically used in office operations and provided that
            Tenant complies with all requirements of law and the manufacturer with respect to the handling, storage and use thereof and does not dispose of any such materials into the sanitary sewer or elsewhere on the Premises or the Development in violation of applicable law.

       (h) Tenant agrees that, within the Premises except with respect to the stairways directly connected to the Premises, it shall be responsible for compliance with the Americans with Disabilities Act (42 U.S.C. (S)12101 et. seq.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto to the extent the same are applicable to the Premises. Landlord agrees that it will have such responsibility with respect to such stairways and the portions of the Building that are not a part of the Premises.

4.2 ALTERATIONS. After initial completion of any work to be done by Tenant, for which provision is made herein in Exhibit C attached hereto, Tenant shall not alter or add to the Premises, except in accordance with written consent from Landlord, which

       Landlord agrees not unreasonably to withhold as to nonstructural alterations or additions. All alterations made by Tenant shall be made in accordance with all applicable laws, in a good and first-class workmanlike manner and in accordance with the requirements of Landlord's insurers and Tenant's insurers. Any contractor or other person undertaking any alterations of the Premises on behalf of Tenant shall be subject to Landlord's prior written approval (not to be unreasonably withheld or delayed) and covered by Comprehensive General Liability and Workmen's Compensation insurance with coverage limits reasonably acceptable to Landlord and evidence thereof shall be furnished to Landlord prior to the performance by such contractor or person of any work in respect of the Premises. All work performed by Tenant in the Premises shall remain therein (unless Landlord directs Tenant to remove such work, other than Tenant's Work, on termination) and, at termination, shall be surrendered as a part thereof, except for Tenant's usual trade furniture and equipment, if movable, installed prior to or during the Lease Term at Tenant's cost, which trade furniture and equipment Tenant may remove upon the termination of this Lease provided that Tenant is not then in default hereunder. Tenant agrees to repair any and all damage to the Premises resulting from such removal (including removal of Tenant's improvements directed by Landlord) or, if Landlord so elects, to pay Landlord for the reasonable cost of any such repairs forthwith after billing therefor and such obligation of Tenant shall survive the termination hereof.

                                   ARTICLE V
                                   ---------

                           ASSIGNMENT AND SUBLETTING
                           -------------------------

5.1 PROHIBITION. Notwithstanding any other provisions of this Lease, but except as otherwise provided in this ARTICLE V, Tenant covenants and agrees that it will not assign this Lease or sublet (which term, without limitation, shall include the granting of concessions, licenses, management arrangements and the like) the whole or any part of the Premises without, in each instance, having first received the express consent of Landlord, which consent Landlord agrees shall not be unreasonably withheld, provided (and it shall be a condition of the validity of any such assignment or subletting), without limitation, that: the Tenant shall furnish the Landlord with such information regarding such assignee or sublessee as the Landlord may reasonably require, including, without limitation, information regarding good reputation, financial ability and business experience, and Landlord determines, in Landlord's reasonable judgment, that such assignee or sublessee at the time of such assignment or subletting, is of satisfactory reputation, creditworthiness and net worth. Any assignment of this Lease (which term shall include a sale or transfer of the stock in Tenant, subject to the provisions of the last paragraph of this Section 5.1), or subletting of the whole or any part of the Premises (other than as permitted to a Related Party, as defined below) by Tenant without Landlord's express consent shall be invalid, void and of no force or effect. In any case where Landlord shall consent to such assignment or subletting, the Tenant named herein shall remain fully liable for the obligations of Tenant hereunder, including, without limitation, the obligation to pay the Fixed Rent and other amounts provided under this Lease. Any such request shall set forth, in detail reasonably satisfactory to Landlord, the identification of the proposed assignee or sublessee, its financial condition and the terms on which the proposed assignment or subletting is to be made, including, without limitation, the rent or any other consideration to be paid in respect thereto and such request shall be treated as Tenant's warranty in respect of the information submitted therewith (provided, however, Tenant's warranty with respect to the financial condition of the proposed assignee or sublessee shall only be a warranty to the effect that the Tenant has provided to Landlord all material information concerning such financial condition delivered to Tenant by such proposed assignee or sublessee). In addition, if the proposed assignee or sublessee pays more total rent and other consideration to Tenant (the "Transferee's Rent") than Tenant is required to pay to Landlord hereunder (for the purposes of this Section 5.1 only, the "Tenant's Rent"), then fifty percent (50%) of the following amounts (in excess of Tenant's reasonable out-of-pocket costs to third parties incurred in connection with effectuating such permitted assignment or sublease and Tenant's then unamortized cost of Tenant Work (calculated on a per square foot basis) pro-rata to the portion of the Premises so assigned or subleased) shall be payable by Tenant to Landlord within ten
       (10) days of receipt by Tenant: (a) the difference between the Transferee's Rent and the Tenant's Rent and (b) any lump sum payment payable by the proposed assignee or sublessee.

       It shall be a condition of the validity of any such assignment or subletting that the assignee or sublessee agrees directly with Landlord, in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the obligation to pay Fixed Rent and other amounts provided for under this Lease and the covenant against further assignment and subletting, but such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of Tenant hereunder, and Tenant shall remain fully liable therefor. In no event, however, shall Tenant assign this Lease or sublet the whole or any part of the Premises to a proposed assignee or sublessee which has been judicially declared bankrupt or insolvent according to law, or with respect to which an assignment has been made of property for the benefit of creditors, or with respect to which a receiver, guardian, conservator, trustee in involuntary bankruptcy or similar officer has been appointed to take charge of all or any substantial part of the proposed assignee's or sublessee's property by a court of competent jurisdiction, or with respect to which a petition has been filed for reorganization under any provisions of the Bankruptcy Code now or hereafter enacted, or if a proposed assignee or sublessee has filed a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts (any such proposed assignee or sublessee being sometimes referred to herein as a "Bankrupt Party"). Tenant shall, upon demand, reimburse Landlord for the reasonable legal fees and expenses incurred by Landlord in processing any request to assign this Lease or to sublet all or any portion of the Premises, whether or not Landlord agrees thereto, and if Tenant shall fail promptly so to reimburse Landlord, the same shall be a default in Tenant's monetary obligations under this Lease.

       Without limiting Landlord's discretion to grant or withhold its consent to any proposed assignment or subletting, if Tenant requests Landlord's consent to assign this Lease or sublet all or any portion of the Premises, Landlord shall have the option (but never the obligation), exercisable by written notice to Tenant given within thirty (30) days after Landlord's receipt of such request, to terminate this Lease as of the date specified in such notice which shall be not less than thirty
       (30) nor more than one hundred twenty (120) days after the date of such notice for the entire Premises, in the case of an assignment or subletting of the whole, and for the portion of the Premises, in the case of a subletting of a portion. In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord on the date specified in good order and condition in the manner provided in Section 4.2 at the end of the Lease Term and thereafter, to the extent necessary in Landlord's judgment, Landlord, at its own cost and expense, may have access to and may make modification to the Premises so as to make such portion a self-contained rental unit with access to common areas, elevators and the like; provided, however, in any reletting of such recaptured portion or whole of the Premises, Landlord agrees for a period of ninety (90) days after such termination not to relet such space to any party identified in Tenant's request for Landlord's consent without first obtaining Tenant's consent to such reletting, such consent not to be unreasonably withheld or delayed.

       Fixed Rent and Tenant's Proportionate Share shall be adjusted pro rata according to the extent of the Premises for which the Lease is terminated. The recapture provisions of this paragraph shall apply to each and every assignment of the Lease and each and every subletting of all or a portion of the Premises, except to a Related Party (as herewith defined). For the purposes of this Section 5.1, the term "rent" shall mean all Fixed Rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Premises.

       Notwithstanding the foregoing, it is understood and agreed that the Landlord's consent shall not be required for an assignment of this Lease or subletting of the Premises by Tenant to an entity which is not a Bankrupt Party, but which is in control of, controlled by or in common control with Tenant (each, a "Related Party") provided (and it shall be a condition of the validity of any such assignment or sublease) that Landlord is provided not less than thirty (30) days prior written notice of such proposed assignment or sublease with sufficient detail evidencing that such party is a Related Party and such Related Party agrees directly with Landlord to be bound by all of the obligations of Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease, the covenant to use the Premises only for the purposes specifically permitted under this Lease and the covenant against further assignment or sublet; but such assignment or sublet shall not relieve Tenant herein named of any of its obligations hereunder, and Tenant shall remain fully liable therefor.

       For purposes of this Lease, if Tenant is a corporation, the sale or transfer of fifty percent (50%) or more of the stock of Tenant (whether such sale or transfer occurs at one time or at intervals so that, in the aggregate, over the term of this Lease, such a transfer shall have occurred) shall be treated as if such sale or transfer were, for all purposes, an assignment of this Lease and shall be governed by the provisions of this Section 5.1; except that sales or transfer of stock by existing stockholders for estate planning purposes or to trust entities they control, or sales or transfers of stock to institutional investors or existing stockholders, or sales of stock to the general public that do not result in any non-institutional investor, directly or indirectly, owning or controlling more than twenty percent (20%) of all such stock shall not be considered "sales" or "transfers" of stock for these purposes. To enable Landlord to determine ownership of Tenant, Tenant agrees to furnish to Landlord, as reasonably requested by Landlord from time to time, and promptly after Landlord's request therefor, an accurate listing of the holders of its stock and/or the holders of the stock of any Related Party/assignee or Related Party/sublessee as of the date of the execution of this Lease and/or as of the date of Landlord's request.

5.2 In those circumstances where the Landlord's prior consent is required to an assignment or sublease hereunder, Landlord shall have the right to consider any reasonable factor in determining whether to withhold its consent to a proposed assignment or sublease. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, the parties agree that it shall be reasonable for Landlord to withhold its consent if any of the following conditions are not satisfied:

       (a) The proposed transferee shall be at least as creditworthy as Tenant and any guarantor of Tenant's obligations hereunder as of the date hereof and, in Landlord's reasonable opinion, shall have the financial strength and stability to perform all of Tenant's obligations under this Lease;

       (b) The proposed use of the Demised Premises by the transferee shall (i) comply with the Permitted Use requirements of Section 4.1 of this Lease (ii) be consistent with the general character of businesses carried on by tenants of similar first-class developments, (iii) not increase the likelihood of damage or destruction, (iv) not increase the rate of wear and tear to the Premises, the Building or the Development, (v) not be likely to cause an increase in insurance premiums for insurance policies applicable to the Building or the Development, (vi) not require new tenant improvements to the then-existing Building systems and components (except to the extent such improvements are paid for by the new tenant), and (vii) be a use similar to Tenant's use or consistent with the tenant mix and quality of tenant desired by Landlord;

       (c) The proposed transferee shall not be (i) an existing tenant or occupant of the Building, (ii) a person or entity with whom Landlord is then dealing with respect to the leasing of space in the Building, or (iii) a person or entity with whom Landlord has had any dealings within the previous nine months with regard to leasing of space in the Building;

       (d) Any ground lessor or mortgagee of the Building or Development whose consent to such transfer is required shall consent thereto (Landlord agreeing to make a request for such consent);

       (e) Any proposed subleasing shall not result in more than two subleases of a portion of the Premises being in effect at any one time during the term hereof; and

       (f) At the time of the proposed transfer, no Event of Default under this Lease shall have occurred and be continuing, and no state of facts which, with notice and/or the passage of time, may ripen into an Event of Default under this Lease shall have occurred and be continuing.

       Tenant shall have the burden of demonstrating that each of the foregoing conditions has been satisfied.

                                  ARTICLE VI
                                  ----------

                           DELIVERY OF PREMISES AND
                           ------------------------
                        RESPONSIBILITY FOR REPAIRS AND
                        ------------------------------
                             CONDITION OF PREMISES
                             ---------------------

6.1 DELIVERY OF POSSESSION OF PREMISES. The Premises shall be treated as delivered hereunder on the Execution Date.

       Promptly after delivery of the Premises to Tenant, Tenant shall perform, at its sole cost and expense, all of Tenant's work as set forth in said Exhibit C in that portion thereof entitled "Description of Tenant's Work" ("Tenant's Work" or "Tenant Work") and, subject to the terms and conditions hereinafter set forth in this Section 6.1, Landlord agrees to pay to Tenant on account of such work a Landlord's contribution of $291,280.00 ("Landlord's Contribution").

       By February 15, 1996, if the following conditions have been met: (i) the Tenant shall have furnished evidence reasonably satisfactory to the Landlord that Tenant has commenced, is diligently prosecuting to completion and has completed, at least to the value of the First Contract Amount (as defined herein), Tenant's Work in a good and workmanlike manner by a contractor(s) and consistent with plans and specifications approved by Landlord (in its reasonable discretion) and that any and all liens therefor that have been or may be filed have been satisfied of record, bonded or waived; (ii) the execution of this Lease shall have occurred; and (iii) there is no uncured Event of Default hereunder or any condition which with the passage of time and/or giving of notice could constitute an Event of Default hereunder. -- the Landlord shall pay over to the Tenant a sum equal to eighty percent (80%) of the amount due (exclusive of any retainage amounts) Tenant's contractor(s) for Tenant's Work completed prior to February 15, 1996 (said amount being referred to herein as the "First Contract Amount") as an initial inducement to the Tenant (the "Initial Payment").

       By March 15, 1996, if the following conditions have been met: (i) there is no uncured Event of Default hereunder or any condition which with the passage of time and/or giving of notice could constitute an Event of Default hereunder, (ii) Tenant shall have furnished evidence reasonably satisfactory to Landlord that Tenant has completed, at least to the value of the Second Contract Amount (as hereinafter defined) Tenant Work in addition to the Work which was the subject of the Initial Payment in accordance with the standards set forth in clause (i) of the immediately preceding paragraph of this Section 6.1 and (iii) Tenant has qualified for the Initial Payment and Tenant shall have executed and delivered an instrument setting forth the commencement and expiration dates of the term of this Lease, Landlord agrees to pay over to Tenant a sum equal to eighty percent (80%) of the amount due (exclusive of any retainage amounts) Tenant's contractor(s) for Tenant's Work completed prior to March 15, 1996 which was not the subject of such contractor's prior requisition for a

       First Contract Amount (said amount being referred to herein as the "Second Contract Amount") as an additional inducement to Tenant (the "Second Payment").

       By April 15, 1996, if the following conditions have been met: (i) there is no uncured Event of Default hereunder or any condition which with the passage of time and/or giving of notice could constitute an Event of Default hereunder, and (ii) Tenant shall have furnished evidence reasonably satisfactory to Landlord that all of Tenant's Work has been completed in accordance with the standards set forth in clause (i) of the third paragraph of this Section 6.1, Landlord agrees to pay over to Tenant the balance of Landlord's Contribution due (after taking into account the First and Second Payments) as a final inducement to Tenant.

6.2 REPAIRS TO BE MADE BY LANDLORD. Except as otherwise provided in this Lease, Landlord agrees to keep and maintain in good order, condition and repair, the plumbing and sewage facilities within the Premises that serve the Premises, the HVAC systems and equipment that serve the Premises (Landlord agreeing to be responsible for providing an HVAC system that is adequate to accommodate a standard office environment in the Premises), the roof (but not the inside surface thereof), the exterior walls, foundations, structural portions and the common areas of the Building, insofar as any of the foregoing affects the Premises. Landlord shall in no event be responsible to Tenant for the condition of glass in and about the Premises or for the doors leading into the Premises, or for any condition in the Premises or the Building caused by any act or neglect of Tenant or any contractor, agent, employee or invitee of Tenant, or anyone claiming by, through or under Tenant. Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressed in this Section 6.2 unless expressly otherwise provided in this Lease.

       Landlord shall never be liable for any failure to make repairs which, under the provisions of this Section 6.2 or elsewhere in this Lease, Landlord has undertaken to make unless: (a) Tenant has given notice to Landlord of the need to make such repairs as a result of a condition in the Building or in the Premises requiring any repair for which Landlord is responsible; and (b) Landlord has failed to commence to make and complete such repairs within a reasonable time after receipt of such notice if any repairs are, in fact, necessary.

6.3 TENANT'S AGREEMENT. Tenant agrees that Tenant will keep neat and clean and maintain in good order, condition and repair, the Premises and every part thereof throughout the Lease Term, including, without limitation, the exterior and interior portions of all doors and windows, fixtures and interior walls, floors, ceilings, signs (including exterior signs where permitted), and all wiring, electrical systems, interior building appliances, and the like, (where the same is exclusively serving the Premises) excepting only those repairs for which Landlord is responsible under the terms of this Lease and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain, and shall surrender the Premises at the end of the term, in such condition. Without limitation, Tenant shall maintain and use the Premises in accordance with all applicable laws, ordinances, governmental rules and regulations, directions and orders of officers of governmental agencies having jurisdiction and in accordance with the requirements of Landlord's and/or Tenant's insurers, and shall, at Tenant's own expense, obtain and maintain in effect all permits, licenses and the like required by applicable law. Tenant shall not permit the Premises to suffer any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to any areas in the Building, including the Premises, by Tenant, Tenant's contractors or Tenant's agents, employees or invitees, or anyone claiming by, through or under Tenant. Tenant shall have the responsibility, at its own expense, to replace, as needed, any light bulbs and ballasts in the Premises during the Lease Term.

       If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant will forthwith, on demand, pay to Landlord the cost thereof, and if Tenant shall default in such payment, Landlord shall have the remedies provided for the nonpayment of rent or other charges payable hereunder.

6.4 FLOOR LOAD - HEAVY MACHINERY. Tenant shall not place a load upon any floor in the Premises exceeding the lesser of (a) the floor load per square foot of area which such floor was designed to carry as shall have been certified to Tenant by Landlord's architect and (b) the floor load per square foot of area which is allowed by law. Landlord reserves the right to prescribe in its reasonable discretion the weight and position of all business machines and mechanical equipment, including scales, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent unreasonable vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, not to be unreasonably withheld or delayed.

       If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Tenant shall schedule such moving at such times as Landlord shall reasonably require for the convenience of the normal operations of the Building.

                                  ARTICLE VII
                                  -----------

                SERVICES TO BE FURNISHED BY LANDLORD; UTILITIES
                -----------------------------------------------

7.1 LANDLORD'S SERVICES. Landlord covenants during the Lease Term during Normal Building Operating Hours to furnish, through Landlord's employees or independent contractors, the services listed in Exhibit D, if any.

7.2 PAYMENT OF UTILITY CHARGES. The Tenant shall pay for all of its requirements for electricity. In the event that the Landlord shall elect to supply the same, the Tenant agrees to purchase the same from the Landlord, provided the rate does not exceed the rate which the Tenant would be required to pay to the utility company furnishing the same to the Development. Further, the Tenant shall pay for all electricity consumed on the Premises from the date of delivery of possession thereof by the Landlord to the Tenant to the date of the commencement of the term of this lease. If through the negligence or willful misconduct of the Landlord, its agents or employees, there shall be an interruption in a utility service serving the Premises and such interruption shall continue for one (1) business day after notice from Tenant to Landlord thereof and if, as a result of such interruption, the Tenant shall be unable to operate its business within the Premises and shall not so operate, then, as the Tenant's remedy therefor, there shall be an abatement of the Fixed Rent and other charges during the period of such interruption. Landlord confirms its belief that the Building currently has sufficient electrical power capacity to provide adequate electrical service to the Premises to the extent of a standard office environment. If Tenant's presents evidence to Landlord within twenty (20) days of the execution of this Lease which demonstrates that such capacity does not exist, Landlord agrees to promptly correct any such insufficiency at Landlord's expense.


                                 ARTICLE VIII
                                 ------------

                     REAL ESTATE TAXES AND OTHER EXPENSES
                     ------------------------------------

8.1    TENANT'S SHARE OF REAL ESTATE TAXES.

       (a)  For the purposes of this Section:

                 (i) The term "Tax Period" shall mean the period during which Taxes (as hereinafter defined) are required to be paid under applicable law. Thus, under the law presently in effect in the Commonwealth of Massachusetts, Tax Period means the period from July 1 of a calendar year to June 30 of the subsequent calendar year. Suitable adjustment in the determination of Tenant's obligation under this
                        Section 8.1 shall be made in the computation for any Tax Period which is greater than or less than twelve (12) full calendar months.

                 (ii) The term "Taxes" shall mean all real estate taxes and assessments (which term, for purposes of this provision, shall include water and sewer use charges), special or otherwise, levied or assessed upon or with respect to the Building and the lot on which the Building is situated (the "Lot") thereof and ad valorem taxes for any personal property of Landlord used in connection therewith. Should the Commonwealth of Massachusetts, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Building on the Lot, (1) impose a tax, assessment, charge or fee, which Landlord shall be required to pay, by way of substitution for or as a supplement to such real estate taxes and ad valorem personal property taxes, or (2) impose an income or franchise tax or a tax on rents in substitution for or as a supplement to a tax levied against the Building or the Lot or any part thereof and/or the personal property used in connection with the Building or the Lot or any part thereof, all such taxes, assessments, fees or charges (hereinafter defined as "in lieu of taxes") shall be deemed to constitute Taxes hereunder. Taxes shall also include, in the year paid, all reasonable fees and costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Except as hereinabove provided with regard to "in lieu of taxes", Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, net income or capital stock tax.

       (b) In the event that the Taxes imposed with respect to the Building and the Lot shall be greater during any Tax Period than, respectively, the Base Building Tax Amount on the Base Lot Tax Amount:

                 (i) Tenant shall pay to Landlord, as additional rent, an amount equal to the sum of (1) Tenant's Proportionate Building Share of the amount by which the Taxes imposed with respect to the Building for such Tax Period exceed the Base Building Tax Amount, apportioned for any fraction of a Tax Period contained within the Term, and
                        (2) Tenant's Proportionate Lot Share of the amount by which the Taxes imposed with respect to the Lot for such Tax Period exceed the Base Lot Tax Amount, apportioned for any fraction of a Tax Period contained within the Term, and

                 (ii) Landlord shall submit to Tenant a statement setting forth the amount of such additional rent, and within fifteen (15) days after the delivery of such statement (whether or not such statement shall be timely), Tenant shall pay to Landlord the payment required under subparagraph (i) above. So long as Taxes shall be payable in installments under applicable law, Landlord may submit such statements to Tenant in similar installments. The failure by Landlord to send any statement required by this subparagraph shall not be deemed to be a waiver of Landlord's right to receive such additional rent. Any such statement shall be accompanied by a copy of any relevant tax bill and a reasonable explanation of Landlord's calculations.

       (c) Tenant's share of Taxes shall be equitably adjusted for and with respect to any portion of the Term which does not include an entire Tax Period.

       (d) If Tenant is obligated to pay any additional rent as aforesaid with respect to any Tax Period or fraction thereof during the Term, then Tenant shall pay, as additional rent, on the first day of each month of the next ensuing Tax Period, estimated monthly tax escalation payments in an amount from time to time reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to the amount payable by Tenant under clause 8.1(b)(i) above, ("Tenant's Tax Amount") ten (10) days, at least, before the day on which payments on account of Taxes by Landlord would become delinquent. Estimated monthly tax escalation payments for each ensuing Tax Period shall be made retroactively to the first day of the Tax Period in question. Following the close of each Tax Period for and with respect to which Tenant is obligated to pay any additional rent as aforesaid, Landlord shall submit the statement set forth in paragraph (b)(ii) of this Section 8.1 and in the event the total of the estimated monthly tax escalation payments theretofore made by Tenant to Landlord for such Tax Period does not equal Tenant's Tax Amount for such Tax Period, Tenant shall pay any deficiency to Landlord as shown by such statement within fifteen
            (15) days after the delivery of such statement (whether or not such statement shall be timely). If the total of the estimated monthly tax escalation payments paid by Tenant during such Tax Period exceed the actual amount of Tenant's Tax Amount for said Tax Period, Landlord shall credit the amount of such overpayment against immediately subsequent obligations of Tenant under this Lease (or promptly refund such overpayment if the Term has ended and Tenant has no further obligations to Landlord under the Lease).

       (e) When the applicable tax bill is not available prior to the end of the Term, then a tentative computation shall be made by Landlord on the basis of the Taxes for the next prior Tax Period, with a final adjustment to be made between Landlord and Tenant promptly after Landlord shall have received the applicable tax bill.

       (f) Payments by Tenant to Landlord on account of Taxes shall not be considered as being held in trust, in escrow or the like, by Landlord; it being the express intent of Landlord and Tenant that Tenant shall in no event be entitled to receive interest upon, or any payments on account of earnings or profits derived from, such payments by Tenant to Landlord. Landlord shall have the same rights and remedies for the non-payment by Tenant of any amounts due on account of such

            Taxes as Landlord has hereunder for the failure of Tenant to pay the Fixed Rent.

8.2    TENANT'S SHARE OF OPERATING EXPENSES.

       (a)  For the purposes of this Section:

                 (i) The term "Operating Year" shall mean each successive fiscal year (as adopted by Landlord) in which any part of the Term of this Lease shall fall.

                 (ii) The term "Operating Expenses" shall mean the following expenses, costs and disbursements, paid or incurred by Landlord in operating, owning, managing, repairing and maintaining the Building and its appurtenances: premiums for fire, casualty, liability and such other insurance as Landlord may from time to time maintain; security expenses; compensation and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in operating, maintaining, managing or cleaning; fuel costs; steam, water, sewer, electric, gas, telephone, and other utility charges, in each case, not otherwise billed to tenants by Landlord or the utility; expenses incurred in connection with the central plant furnishing heating, ventilating (including maintaining and repairing ventilating fans and fan rooms); and air-conditioning to the Building; costs of lighting; costs of repairing and maintaining fire protection systems; costs of building and cleaning supplies and equipment (including rental); cost of maintenance, cleaning, trash removal and repairs; costs of elevator maintenance; cost of snow plowing or removal, or both, and care of interior and exterior landscaping; payments to independent contractors under contracts for cleaning, operating, management, maintenance and/or repair (which payments may be to affiliates of Landlord); all other expenses paid in connection with cleaning, operating, management, maintenance and repair, including reasonable reserves for the replacement of capital improvements and equipment contained in and/or used in connection with operations; costs of any capital improvements completed after the original construction of the Building as reasonably amortized by Landlord, with interest on the unamortized amount at the rate of the greater of (i) 12% per annum or (ii) 2% per annum above the base rate of interest charged from time to time by The First National Bank of Boston (the Base Rate) (but in no event at a rate which is more than the highest lawful rate allowable in the Commonwealth of Massachusetts), to the extent the cost of the particular capital improvement exceeds the amount of the unused reserve, if any, for the replacement thereof previously included in Operating Expenses and insurance proceeds, if any, received by Landlord on account of damage to the particular capital improvement; and a supervisory fee equal to the lesser of (i) 105% of the prior Operating Year's supervisory fee or (ii) fifteen percent (15%) of all of the Operating Expenses for the Operating Year in question. Operating Expenses shall not, however, include the following:

                        a. Costs of alterations of any tenant's premises for a particular tenant and not for the benefit of the Building or any group of tenants therein;

                        b. Principal or interest payments on loans secured by mortgages or trust deeds on the Building and/or on the Development;

                        c. Any environmental clean-up costs incurred by Landlord related to any contamination of the Development existing prior to the date hereof and those items, if any, listed in Exhibit OPER, annexed hereto.

       (b) After the expiration of each Operating Year, Landlord shall furnish Tenant with a statement setting forth the Operating Expenses for such Operating Year. Such statement shall be accompanied by a computation, in reasonable detail, of the amount, if any, of the additional rent payable to Landlord pursuant to this Section.

       (c) In the event the Operating Expenses during any Operating Year shall be greater than the Base Operating Expenses, Tenant shall pay to Landlord, as additional rent, an amount equal to the sum of: (i) Tenant's Proportionate Office Portion Share of the excess of the Operating Expenses relating to the Office Portion for such Operating Year over and above the Base Operating Expenses relating to the Office Portion and (ii) Tenant's Proportionate Garage Portion Share of the excess of the Operating Expenses relating to the Garage Portion for such Operating Year over and above the Base Operating Expenses relating to the Garage Portion.

            Notwithstanding anything contained herein, with respect to all Operating Expenses except for all Operating Expenses relating to
                               ------
            snow removal, insurance and utilities (the "Exclusions", provision for which is made below), Tenant shall never be required under the provisions hereof to pay more than the "Maximum Annual Charge" (as defined hereinafter) for each respective Operating Year within the term of this Lease commencing with the second Operating Year. For the purposes hereof, the "Maximum Annual Charge" shall be, for and with respect to the second Operating Year contained within the term of this Lease, the actual such amount payable by Tenant in accordance with the provisions hereof; and, for and with respect to each Operating Year thereafter during the term of this Lease, an annual amount equal to one hundred seven percent (107%) of the Maximum Annual Charge for and with respect to the then immediately preceding Operating Year (with an appropriate proration for any partial Operating Year occurring at the end of the term of this Lease). In calculating the Maximum Annual Charge in each instance, there shall be excluded, as aforesaid, all Exclusions; and, with respect to all such Exclusions, Tenant shall share therein as hereinabove provided without any "cap", all as if the Operating Expenses in which the Tenant is required to share pursuant to this Section 8.2 had been broken down for all purposes into two separate categories - the aforesaid Operating Expenses relating to snow removal, insurance and utilities, with respect to which Tenant's share shall be calculated as if this paragraph had not been contained in this Lease, and the balance of the Operating Expenses in which Tenant is required to share pursuant hereto, as to which the aforesaid calculation and Maximum Annual Charge provisions of this paragraph shall be applicable. Nothing contained in this paragraph shall be construed to require Tenant to pay more for any Operating Year than the total, actual amount payable therefor by the Tenant under the provisions of this Section 8.2.

       (d) Said additional rent shall, with respect to the Operating Years in which the Commencement Date and end of the Term of this Lease fall, be adjusted to that proportion thereof as the portion of the Term of this Lease falling within such Operating Year bears to the full Operating Year. If Landlord shall change its fiscal year, appropriate adjustment shall be made for any Operating Year less than twelve months which may result.

       (e) Any additional rent payable by Tenant under this Section 8.2 shall be paid within fifteen (15) days after Landlord has furnished Tenant with the statement described above.

       (f) If with respect to any Operating Year or fraction thereof during the Term, Tenant is obligated to pay any additional rent as aforesaid, then Tenant shall pay, as additional rent, on the first day of each month of the next ensuing Operating Year, estimated monthly operating escalation payments in an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the sum of (i) Tenant's Proportionate Office Portion Share of the Operating Expenses relating to the Office Portion in excess of the Base Operating Expenses relating to the Office Portion and (ii) Tenant's Proportionate Garage Portion Share of the Operating Expenses relating to the Garage Portion in excess of the Base Operating Expenses relating to the Garage Portion for the next ensuing Operating Year. Estimated monthly operating escalation payments for each ensuing Operating Year shall be made retroactively to the first day of the Operating Year in question. If the estimated monthly operating escalation payments theretofore made for such Operating Year by

            Tenant exceed the sum of (i) Tenant's Proportionate Office Portion Share of the Operating Expenses relating to the Office Portion in excess of the Base Operating Expenses relating to the Office Portion and (ii) Tenant's Proportionate Garage Portion Share of the Operating Expenses relating to the Garage Portion in excess of the Base Operating Expenses relating to the Garage Portion for such Operating Year according to the statement furnished Tenant by Landlord pursuant to paragraph (b) of this Section 8.2, Landlord shall credit the amount of such overpayment against immediately subsequent obligations of Tenant under this Lease (or promptly refund such overpayment if the Term has ended and Tenant has no further obligation to Landlord under the Lease); but if the sum of
            (i) Tenant's Proportionate Office Portion Share of the Operating Expenses relating to the Office Portion in excess of the Base Operating Expenses relating to the Office Portion and (ii) Tenant's Proportionate Garage Portion Share of the Operating Expenses relating to the Garage Portion in excess of the Base Operating Expenses relating to the Garage Portion for said Operating Year is greater than the estimated monthly operating escalation payments theretofore made on account of such period, Tenant shall make suitable payment to Landlord within the time set forth in paragraph
            (e) of this Section 8.2.

       (g) Tenant acknowledges that if Landlord is not furnishing any particular work or service, the cost of which, if performed by Landlord, would be included in Operating Expenses, to any tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed for purposes of determining Operating Expenses under this Section to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

       (h) Tenant shall have the right to audit Landlord's books and records compiled with respect to the Operating Expenses in which Tenant is required to share hereunder, provided: (i) any such audit shall be conducted only with respect to the then immediately preceding Operating Year; (ii) no such audit shall be conducted unless the Operating Expenses have increased by more than fifteen percent (15%) from the level of Operating Expenses for the immediately preceding Operating Year; (iii) any such audit shall be conducted upon at least thirty (30) days prior written notice to Landlord (and no more often than once in any Operating Year), during reasonable business hours, at Landlord's accounting office where such records are maintained by Landlord; (iv) Landlord shall incur no cost or expense in connection with any such audit and, without limitation, Tenant shall be required to reimburse Landlord, as additional rent, upon demand, any and all such reasonable costs and expenses including disbursements and charges incurred and the compensation paid by Landlord to any of its agents or employees for their time devoted to preparing for and attending to such audit (except that if it is ultimately determined that Landlord overcharged Tenant, other than by reason of clerical or other completely inadvertent error, then Tenant shall not be required so to reimburse Landlord); and (v) in the event that it is ultimately determined as a result of such audit that there has been an overpayment or underpayment by Tenant hereunder, then, promptly when the amount thereof has been determined, there shall be an appropriate payment so that Tenant's additional rent for such Operating Year shall be in the amount required to be paid pursuant to the foregoing provisions of this Section, and no more.


                                  ARTICLE IX
                                  ----------

                   INDEMNITY AND PUBLIC LIABILITY INSURANCE
                   ----------------------------------------

9.1 TENANT'S INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to indemnify and save harmless Landlord from and against all claims of whatever nature arising from any act, omission or negligence of Tenant, or Tenant's contractors, licensees, invitees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring after the commencement of construction work by Tenant, and until the end of the Lease Term and thereafter, so long as Tenant is in occupancy of any part of the Premises, within the Premises, or arising from any accident, injury or damage occurring outside of the Premises but within the Lot, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents, employees, independent contractors or invitees.

       This indemnity and hold harmless agreement shall include indemnity against all reasonable costs, reasonable expenses (including reasonable attorney fees and expenses) and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

9.2 PUBLIC LIABILITY INSURANCE. In addition to the insurance required to be maintained by Tenant pursuant to Exhibit C, Tenant agrees to maintain in full force and effect from the date on which Tenant first enters the Premises for any reason, throughout the Lease Term, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of Comprehensive General Liability insurance (without any so-called employee exclusion or the like) in accordance with the broadest form of such coverage as is available from time to time in the jurisdiction in which the Premises are located. The minimum limits of liability of such insurance shall be $1,000,000.00, each occurrence; $2,000,000.00 general aggregate limit; $2,000,000.00 products - completed operations aggregate limit; $1,000,000.00 personal and advertising liability; $50,000.00 fire legal liability; and $5,000.00 medical expenses limit (each person); or shall be for such higher limits, if directed by Landlord, as are customarily carried in that area in which the Building is located upon property similar to the Building. In addition, the Tenant shall carry an excess liability policy in umbrella form with a minimum limit of liability in the amount of $5,000,000.00.

       The policy shall also include, but shall not be limited to, the following extensions of coverage:

                 (i) contractual liability, covering Tenant's liability assumed under this Lease;

                 (ii) personal injury liability in the amount of one million dollars ($1,000,000.00) annual aggregate, expressly deleting the exclusion relating to contractual assumptions of liability; and

                 (iii) civil assault and battery coverage with respect to the acts of third parties or employees or agents of Tenant acting outside of the scope of their employment or agency.

       Tenant further agrees to maintain a workers' compensation and employers' liability insurance policy. The limit of liability as respects employers' liability coverage shall be no less than one hundred thousand dollars ($100,000.00) per accident.

       Except for workers' compensation and employers' liability coverage, Tenant agrees that Landlord and its designees from time to time are named as additional insureds. Further, all policies shall be noncancelable and nonamendable with respect to Landlord and Landlord's said designees without 30 days' prior written notice to Landlord. A duplicate original or a Certificate of Insurance evidencing the above agreements shall be delivered to Landlord upon the execution of this Lease.

9.3 TENANT'S RISK. To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building as Tenant is herein given the right to use at Tenant's own risk; and Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant for any reason whatsoever. The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

9.4 INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or the Development, or otherwise or for any loss or damage resulting to Tenant or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stopping or leaking of electric cables and wires, water, gas, sewer or steam pipes, and from roof leaks and the like.

9.5 FIRE AND HAZARD INSURANCE. The Landlord shall keep the Premises insured against loss or damage by fire, with the usual extended coverage endorsements and such other insurance as the then holder of the first mortgage which includes the Premises shall require, in amounts not less than eighty percent (80%) of the full replacement value thereof above foundation walls, with such deductibles as the Landlord deems advisable, but specifically excluding any property or improvements installed by or belonging to the Tenant.

       The Tenant also agrees that it shall continuously keep its fixtures, merchandise (if any), equipment and other personal property from time to time located in, on or about the Premises, and all leasehold improvements to the Premises constructed or installed by the Tenant insured by reputable, duly licensed insurance companies against loss or damage by fire with the usual extended coverage endorsements. Within a reasonable time after the Commencement Date, no less often than annually thereafter, and at any other time upon the request of the Landlord, the Tenant shall furnish to the Landlord evidence of such continuous insurance coverage satisfactory to the Landlord. It is understood and agreed that the Tenant assumes all risk of damage to its own property arising from any cause whatsoever, including, without limitation, loss by theft or otherwise.

                                   ARTICLE X
                                   ---------

                         LANDLORD'S ACCESS TO PREMISES
                         -----------------------------

10.1 LANDLORD'S RIGHT OF ACCESS. Landlord shall have the right to enter the Premises for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available to prospective or existing mortgagees or purchasers of any part of the Building. Such entry or access shall occur only during reasonable business hours, upon reasonable advance notice to Tenant, and in the presence of Tenant's agent(s) if requested by Tenant (Tenant agreeing to make such agents reasonably available), except in cases of emergency repairs.

10.2 EXHIBITION OF SPACE TO PROSPECTIVE TENANTS. For a period of nine (9) months prior to the expiration of the Lease Term, Landlord may have reasonable access to the Premises at all reasonable hours for the purpose of exhibiting the same to prospective tenants, and may post suitable notice on the Premises advertising the same for rent.

                                  ARTICLE XI
                                  ----------

                          FIRE, EMINENT DOMAIN, ETC.
                          --------------------------

11.1 ABATEMENT OF RENT. If the Premises or a substantial portion of the parking areas within the Building that serve the Premises shall be damaged by fire or casualty, the Fixed Rent and the additional rent payable by Tenant under ARTICLE VIII hereof shall abate or be reduced proportionately for the period in which, by reason of such damage, there is substantial interference with the operation of Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (or such parking areas) (exclusive of any of Tenant's fixtures, furnishings, equipment and the like or work performed therein by Tenant) to substantially the condition in which the Premises were in prior to such damage. In no event shall Landlord be obligated in connection with the restoration of the Premises (or such parking areas), as aforesaid, to expend an amount in excess of the proceeds of insurance recovered with respect thereto. In the event the Premises (or such parking areas) shall be damaged by fire or other casualty resulting from the act or neglect of Tenant, its agents, contractors, employees or invitees, and this Lease shall not be terminated by Landlord as a result of such damage, Tenant shall not be released from any of its obligations hereunder including, without limitation, its duty to pay the Fixed Rent and the additional rent payable by Tenant under ARTICLE VIII hereof without abatement or reduction.

       If any part of the Building is taken by any exercise of the power of eminent domain, as a result of which there is substantial interference with the operation of Tenant's use of the Premises, then the Fixed Rent and the additional rent payable by Tenant under ARTICLE VIII hereof shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

11.2 TERMINATION IN THE EVENT OF CASUALTY OR CONDEMNATION. If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in the ordinary course, reasonably be expected to be repaired within thirty (30) days from the time that repair work would commence), or any part of the Building is taken by an exercise of the right of eminent domain, then Landlord shall have the option (a) to terminate this Lease (even if the Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within thirty (30) days of the occurrence of the casualty or taking, whereupon this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof or (b) to restore the Premises to substantially the condition existing prior to such casualty or taking; provided, however, if Landlord does elect to restore, Landlord shall give Tenant written notice thereof within thirty (30) days of the occurrence of the casualty or taking and proceed with diligence to complete such restoration, with Tenant having the right to terminate this Lease if such notice is not given or such restoration is not substantially completed within 90 days of delivery of such notice to Tenant.

       If, however, the Premises suffer a "major casualty damage" (meaning for purposes of this second paragraph of Section 11.2, damage of such a character that the same, in the ordinary course, cannot reasonably be expected to be repaired within ninety (90) days from the time repair work would commence) that is not the result of Tenant's negligence or conduct or suffer a condemnation that results in more than forty-five percent (45%) of the Premises being unavailable for Tenant's use, Tenant shall have the right to terminate this lease, provided that notice thereof is given to Landlord not later than thirty (30) days after such damage or condemnation occurs. If said right of termination is exercised, this lease and the term thereof shall cease and come to an end as of the 30th day following delivery of such termination notice.

11.3 AWARD. Landlord shall have and hereby reserves and accepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building, the Development, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                  ARTICLE XII
                                  -----------

                              LANDLORD'S REMEDIES
                              -------------------

12.1 EVENTS OF DEFAULT. Any one of the following shall be deemed to be an "Event of Default":

       A. Failure on the part of Tenant to pay Fixed Rent, additional rent or other charges for which provision is made herein on or before the date on which the same become due and payable and such failure continues for ten
       (10) days after Landlord has sent to Tenant notice of such default.

       However, if: (i) Landlord shall have twice sent to Tenant a notice of such default, even though the same shall have been cured and this Lease not terminated; and (ii) during the twelve (12) month period in which said notices of default have been sent by Landlord to Tenant, Tenant thereafter shall default in any monetary payment - the same shall be deemed to be an Event of Default upon Landlord giving Tenant written notice thereof, without the ten (10) day grace period set forth above.

       B. With respect to a non-monetary default under this Lease, failure of Tenant to cure the same within thirty (30) days following notice from Landlord to Tenant of such default or an additional sixty (60) days in the case of a default that cannot reasonably be cured within such thirty
       (30) days. Notwithstanding the applicable cure period provided in the preceding sentence, Tenant shall be obligated to commence forthwith and to complete as soon as possible the curing of such default; and if Tenant fails so to do, the same shall be deemed to be an Event of Default.

       C. The commencement of any of the following proceedings, with such proceeding not being dismissed within sixty (60) days after it has begun:
       (i) the estate hereby created being taken on execution or by other process of law; (ii) Tenant being judicially declared bankrupt or insolvent according to law; (iii) an assignment being made of the property of Tenant for the benefit of creditors; (iv) a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer being appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction; or (v) a petition being filed for the reorganization of Tenant under any provisions of the Bankruptcy Code now or hereafter enacted.

       D. Tenant filing a petition for reorganization or for rearrangements under any provisions of the Bankruptcy Code now or hereafter enacted, and providing a plan for a debtor to settle, satisfy or to extend the time for the payment of debts.

       E. Execution by Tenant of an instrument purporting to assign Tenant's interest under this Lease or sublet the whole or a portion of the Premises to a third party without Tenant having first obtained Landlord's prior express consent to said assignment or subletting where such consent is required pursuant to ARTICLE V hereof.

12.2 REMEDIES. Should any Event of Default occur then, notwithstanding any license of any former breach of covenant or waiver of the benefit hereof or consent in a former instance, Landlord lawfully may, in addition to any remedies otherwise available to Landlord, immediately or at any time thereafter, and without demand or notice, enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of Landlord's former estate, and expel Tenant and those claiming by, through or under it and remove its or their effects (forcibly if necessary) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant and/or Landlord may send notice to Tenant terminating the Term of this Lease; and upon the first to occur of: (i) entry as aforesaid; or (ii) the tenth (10th) day following the mailing of such notice of termination, the Term of this Lease shall terminate, but Tenant shall remain liable for all damages as provided for herein.

       Tenant covenants and agrees, notwithstanding any termination of this Lease as aforesaid or any entry or re-entry by Landlord, whether by summary proceedings, termination, or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Fixed Rent and other charges reserved as they would become due under the terms of this Lease if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, or for the whole thereof; but in the event the Premises be relet by Landlord (Landlord agreeing, if it elects to relet, Landlord will use reasonable efforts to market the Premises for reletting), Tenant shall be entitled to a credit in the net amount of rent received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees, and the like), and in collecting the rent in connection therewith. It is specifically understood and agreed that Landlord shall be entitled to take into account in connection with any reletting of the Premises all relevant factors which would be taken into account by a sophisticated developer in securing a replacement tenant for the Premises, such as, but not limited to, the first class quality of the Building and the financial responsibility of any such replacement tenant; and Tenant hereby waives, to the extent permitted by applicable law, any obligation Landlord may have to mitigate Tenant's damages. As an alternative, at the election of Landlord, Tenant will upon such termination pay to Landlord, as damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the then value of the total rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease Term if the lease terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the Premises for the balance of the Term. For purposes of this ARTICLE, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding sentence, the total rent shall be computed by assuming that Tenant's Proportionate Share of Taxes in excess of the Base Tax Amount and Tenant's Proportionate Share of the Operating Expenses in excess of the Base Operating Expenses would be, for the balance of the unexpired term, the amount thereof (if any), respectively, for the immediately preceding Tax Period or fiscal year, as the case may be, payable by Tenant to Landlord.

       If this Lease shall at any time be guaranteed on behalf of Tenant, all of the foregoing provisions of this ARTICLE with respect to bankruptcy of Tenant, etc., shall be deemed to read "Tenant or the guarantor hereof" with respect to events occurring during such time.

       In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings, and other remedies were not provided for in this Lease.

       Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease not now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

       If any payment of rent or any other payment payable hereunder by Tenant to Landlord shall not be paid when due, the same shall bear interest from the date when the same was payable (taking into account applicable cure periods, if any) until the date paid at the lesser of (a) the Base Rate plus three percent (3%) per annum, compounded monthly, or (b) the highest lawful rate of interest which Landlord may charge to Tenant without violating any applicable law. Such interest shall constitute additional rent payable hereunder and be payable upon demand therefor by Landlord.

       Without limiting any of Landlord's rights and remedies hereunder, and in addition to all other amounts Tenant is otherwise obligated to pay, it is expressly agreed that Landlord shall be entitled to recover from Tenant all reasonable costs and expenses, including reasonable attorneys' fees incurred by Landlord in enforcing this Lease from and after an Event of Default.

12.3 LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

12.4 BANKRUPTCY OR INSOLVENCY. In the event that the Tenant shall become a Debtor under the Bankruptcy Code, and the Trustee or the Tenant shall elect to assume this lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all the terms and conditions of Sections 12.4.1 and 12.4.2 hereof are satisfied. If such Trustee shall fail to elect to assume this lease within sixty (60) days after the filing of the Petition, this lease shall be deemed to have been rejected. The Landlord shall be thereupon immediately entitled to possession of the demised premises without further obligation to the Tenant or the Trustee, and this lease shall be terminated, but the Landlord's right to be compensated for damages both at law and as provided in this ARTICLE XII hereof in such case shall survive.

       Section 12.4.1.
       --------------

       A. No election by the Trustee or Debtor-In-Possession to assume this lease, whether under Chapter 7, 11 or 13, shall be effective unless each of the following conditions, which the Landlord and the Tenant acknowledge and agree are commercially reasonable in the context of a bankruptcy case of the Tenant, have been satisfied, and the Landlord has so acknowledged in writing:

       (1) The Trustee or the Debtor-In-Possession has cured, or has provided the Landlord adequate assurance (as hereinafter defined) that:

          (a) Within ten (10) days from the date of such assumption, the Trustee will cure all monetary defaults under this lease; and

          (b) Within thirty (30) days from the date of such assumption, the Trustee will cure all nonmonetary defaults under this lease.

       (2) The Trustee or Debtor-In-Possession has compensated, or has provided to the Landlord adequate assurance (as hereinafter defined) that within ten (10) days from the date of assumption, the Landlord will be compensated for any pecuniary loss incurred by the Landlord arising from the default of the Tenant, the Trustee, or the Debtor-In-Possession as recited in the Landlord's written statement of pecuniary loss sent to the Trustee or Debtor-In-Possession.

       (3) The Trustee or the Debtor-In-Possession has provided the Landlord with adequate assurance (as hereinafter defined) of the future performance of each of the Tenant's, the Trustee's or Debtor-In-Possession's obligations under this lease, provided, however that:

         (a) Whether or not otherwise required by the terms of this lease, the Trustee or Debtor-In-Possession shall also pay in advance on the date rent is payable hereunder, one-twelfth (1/12th) of the Tenant's annual obligations under this lease for common area maintenance, Taxes, and any other charges payable hereunder.

         (b) The obligations imposed upon the Trustee or Debtor-In-Possession under this lease shall continue with respect to the Tenant or any assignee of this lease after the completion of the bankruptcy case, subject to any further and/or increased obligations which thereafter are imposed by any provisions of this lease.

       (4)  The assumption of this lease will not:

          (a) Breach any provision in this lease or any other lease, mortgage, financing agreement or other agreement by which the Landlord is bound relating to the Development; or

          (b) Disrupt, in the Landlord's judgment, the tenant mix of the Development or any other attempt by the Landlord to provide a specific variety of facilities in the Development which, in the Landlord's judgment, would be most beneficial to all of the tenants of the Development and would enhance the image, reputation, and profitability of the Development.

       (5) The assumption has been ratified and approved by order of such court or courts as have jurisdiction under the Bankruptcy Code.

       B. For the purposes of this Section 12.4.1., the Landlord and the Tenant acknowledge that, in the context of a bankruptcy proceeding of the Tenant, at a minimum, "adequate assurance" shall mean:

       (1) The Trustee or Debtor-In-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure the Landlord that the Trustee or Debtor-In-Possession will have sufficient funds to fulfill the obligations of the Tenant under this lease, and to keep the Premises properly staffed with sufficient employees to conduct a fully-operational, actively promoted business on the Premises; and

       (2) The Bankruptcy Court or such court as is exercising jurisdiction over the Bankruptcy Code shall have entered an Order segregating sufficient cash payable to the Landlord and/or the Trustee or Debtor-In-Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of the Tenant, the Trustee or Debtor-In-Possession, acceptable as to value and kind to the Landlord, to secure to the Landlord the obligation of the Trustee or Debtor-In-Possession to cure any monetary and/or nonmonetary defaults under this lease within the time periods set forth above.

       Section 12.4.2.  If the Trustee or Debtor-In-Possession has assumed this
       ---------------
       lease pursuant to the terms and provisions of Section 12.4.1. hereof, for the purpose of assigning (or elects to assign) the Tenant's interest under this lease, or the estate created thereby, to any other person, such interest or estate may be so assigned only if the Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance of the future performance (as defined in this Section 12.4.2.) of all of the terms, covenants and conditions of this lease to be performed by the Tenant.

       For the purposes of this Section 12.4.2., the Landlord and the Tenant acknowledge that, in the context of a bankruptcy case of the Tenant, at a minimum, "adequate assurance of future performance" shall mean that each of the following conditions have been satisfied, and the Landlord has so acknowledged in writing:

       (1) The assignee has submitted a current financial statement audited by a Certified Public Accountant which shows a net worth and working capital in amounts (which amounts shall in no event be less than the greater of those of the Tenant and any guarantor of the Tenant's obligations hereunder at the time of the execution of this lease) determined to be sufficient by the Landlord to assure the future performance by such assignee of the Tenant's obligations under this lease;

       (2) The Landlord has obtained all consents and waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which the Landlord is bound to permit the Landlord to consent to such assignment;

       (3) The assignee has complied with any other provisions, conditions and requirements set forth in this Lease for an assignment of the Tenant's interest in this lease or the estate created thereby; and

       (4) The Assignee has deposited with the Landlord a security deposit in such amount as determined by the Landlord to be appropriate based upon the financial information supplied under this Section 12.4.2.

       Section 12.4.3.  When, pursuant to the Bankruptcy Code, the Trustee or
       --------------
       Debtor-In-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the demised premises or any portion thereof, such charges shall not be less than the rent specified in
       Section 1.1 hereof and any other charges payable by the Tenant hereunder.

       Section 12.4.4.  The rights and remedies of the Landlord contained in the
       --------------
       provisions of this ARTICLE XII are and shall be deemed to be in addition to, and not in limitation of, applicable other provisions of this ARTICLE XII and other provisions hereof, or any other rights which the Landlord may have under applicable statutory or case law. Whenever any of the terms or provisions of this lease, including, without limitation, rental obligations, are modified pursuant to the provisions of this Section 12.4., upon the Landlord's request the parties hereto promptly shall execute, acknowledge and deliver a written instrument evidencing and confirming the same. In no event shall this lease, if the term hereof has expired or has been terminated in accordance with the provisions hereof, be revived, and no stay or other proceeding shall nullify, postpone or otherwise affect the expiration or earlier termination of the term of this lease pursuant to the provisions of ARTICLE XII hereof or prevent the Landlord from regaining possession of the demised premises thereupon.

                                 ARTICLE XIII
                                 ------------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

13.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein which shall increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom which shall be due and payable as additional rent hereunder.

13.2 WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

       No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. In no event shall Tenant ever be entitled to receive interest upon, or any payments on account of earnings or profits derived from any payments hereunder by Tenant to Landlord.

13.3 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, upon payment of the Fixed Rent and other charges due hereunder and the observing, keeping and performing of all of the terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, expressed or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's and Landlord's successors' respective ownership of Landlord's interest hereunder. Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Building and Development at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Building and Development. With respect to any obligations to be performed by Landlord hereunder, Landlord shall in no event be liable for failure to furnish or perform the same when (and the date for performance of the same shall be postponed so long as Landlord is) prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or perform such obligations or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees, invitees or any person claiming by, through or under Tenant. In no event shall Landlord ever be liable to Tenant for any indirect, special or consequential damages suffered by Tenant from whatever cause.

13.4 NOTICE TO MORTGAGEE AND GROUND LESSOR. After receiving written notice from any person, firm or other entity (such notice to include the mailing address of the applicable person, firm or entity) that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord. For the purposes of this Section 13.4, Section 13.5 or Section 13.14, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest). In the event Landlord shall subject the Premises to a ground lease, Landlord agrees to obtain from such ground lessor an agreement by such ground lessor (in reasonable form and substance) to recognize Tenant's rights under this lease in the event of any termination of such ground lease with Tenant agreeing to attorn to such ground lessor upon such recognition.

13.5 ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises. Tenant agrees:

       (a) that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder or ground lessor shall, by notice sent to Tenant, specifically otherwise elect; and

       (b) that, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof, be treated as an assumption by operation of law or otherwise of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such seller. For all purposes such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

13.6 MECHANICS' LIENS. Tenant agrees immediately to discharge (either by payment or by the filing of the necessary bond, or otherwise) any mechanics', materialmen's or other lien against the Premises and/or Landlord's interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant in, upon or about the Premises.

13.7 NO BROKERAGE. Tenant and Landlord each warrant and represent to the other that each has not dealt with any broker other than the broker, if any, named in Section 1.2 hereof, in connection with the consummation of this Lease, and in the event any claim is made against either relative to dealings with brokers other than any broker named in Section 1.2, the breaching party shall defend the claim against the other with counsel of the non-breaching party's selection and save harmless and indemnify the non-breaching party on account of loss, cost or damage which may arise by reason of any such claim. Landlord acknowledges that it is responsible for the fees and commissions due to the brokers named in Section 1.2 in connection with this transaction.

13.8 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

13.9 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. If two or more persons are named as Tenant herein, each of such persons shall be jointly and severally liable for the obligations of the Tenant hereunder, and Landlord may proceed against any one without first having commenced proceedings against any other of them. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of
       ARTICLE V hereof.

13.10 RECORDING. Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called memorandum of lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's and Tenant's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

13.11 NOTICES. Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be delivered in hand or sent by registered or certified mail, postage prepaid:

            If intended for Landlord, addressed to Landlord at the address set forth in Section 1.2 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with copies to Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts 02110, Attention: NED - Arsenal Mall.

            If intended for Tenant, addressed to Tenant at the address set forth in Section 1.2 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice) with copies to Thomas J. Phillips, Esq., Goodwin, Procter & Hoar, Exchange Place, Boston, MA 02109 and to any guarantor of Tenant's obligations at the address of the guarantor as set forth in the guarantee.

       All such notices shall be effective when delivered in hand, or when deposited in the United States mail within the continental United States provided that the same are received in the ordinary course at the address to which the same were sent.

13.12 WHEN LEASE BECOMES BINDING. Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

13.13 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

13.14 RIGHTS OF MORTGAGEE. It is understood and agreed that the rights and interests of Tenant under this Lease shall be subject and subordinate to any mortgages or deeds of trust that may hereafter be placed upon the Building and/or the Development, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, modifications, replacements and extensions thereof, if the mortgagee or trustee named in said mortgages or deeds of trust shall elect by notice delivered to Tenant to subject and subordinate the rights and interest of Tenant under this Lease to the lien of its mortgage or deed of trust; it is further agreed that any mortgagee or trustee may elect to give the rights and interest of Tenant under this Lease priority over the lien of its mortgage or deed of trust. In the event of either such election, and upon notification by such mortgagee or trustee to Tenant to that effect, the rights and interest of Tenant under this Lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant shall execute and deliver whatever instruments may be required for such purposes, (such instruments to be prepared at no expense to Tenant), and in the event Tenant fails so to do within ten (10) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact and in its name, place and stead so to do. Landlord shall use reasonable efforts to obtain from the holder of the mortgage currently encumbering the Shopping Center a so-called non-disturbance agreement in substantially the form which is annexed hereto as Exhibit SNDA, with only such changes as are reasonably satisfactory to the Tenant. With respect to any future mortgage encumbering the Shopping Center to which this lease is to be subject and subordinate, at the Tenant's request, the Tenant's obligation to subordinate shall be subject to Landlord's utilization of reasonable efforts to obtain for the Tenant such a non-disturbance agreement.

13.15 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

13.16 SECURITY DEPOSIT; TENANT'S FINANCIAL CONDITION. If, in Section 1.2 hereof, a security deposit is specified, Tenant agrees that the same will be paid upon execution and delivery of this Lease, and that Landlord shall hold the same, throughout the term of this Lease, as security for the performance by Tenant of all obligations on the part of Tenant to be kept and performed. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from any default on the part of Tenant. Tenant not then being in default, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 13.16 to Tenant on the expiration or earlier termination of the Lease Term and surrender of possession of the Premises by Tenant to Landlord at such time. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the deposit or any part thereof not previously applied may be turned over by Landlord to Landlord's grantee, and if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 13.16 and the return thereof in accordance herewith.

       Neither the holder of a mortgage nor the lessor in a ground lease of property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground lessor.

       Tenant warrants and represents that all information furnished to Landlord or Landlord's representatives in connection with this Lease are true and correct and in respect of the financial condition of Tenant, properly reflect the same without material adverse change, as of the date hereof. Upon Landlord's demand, which may be made no more often than annually, Tenant shall furnish to Landlord, at Tenant's sole cost and expense, Tenant's most recent annual financial statement, audited if an audited statement shall have been prepared on behalf of Tenant, or otherwise certified as being true and correct by the chief financial officer of Tenant.

13.17 ADDITIONAL REMEDIES OF LANDLORD. Landlord shall have the right, but shall not be required to do so, to pay such reasonable sums or do any reasonable act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums; and if Tenant shall default in such payment, Landlord shall have the same rights and remedies as Landlord has hereunder for the failure of Tenant to pay the Fixed Rent.

       Except as otherwise set forth herein, any obligations of Tenant as set forth herein (including, without limitation, rental and other monetary obligations, repair obligations and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant's failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease).

13.18 HOLDING OVER. Any holding over by Tenant after the expiration of the Lease Term shall be treated as a tenancy at sufferance at one and one-half the Fixed Rent and additional rent herein provided to be paid during the last twelve (12) months of the Lease Term (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, as far as applicable.

13.19 NON-SUBROGATION. Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Premises are located (even though extra premium may result therefrom): Landlord and Tenant mutually agree that, with respect to any hazard which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If, at the request of one party, this release and non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this Section 13.19 shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims.

13.20 EXPANSION OR REDUCTION. Landlord may expand the Development beyond its present boundaries or remove from the Development one or more of the Market Buildings and portions of land associated therewith. If Landlord shall proceed as aforesaid (which Landlord shall be permitted to do) then Landlord may from time to time elect either of the following procedures:

     (1) To exclude all real estate taxes on the land and/or buildings of said expansion or reduction area as well as all common area maintenance charges with respect thereto from proratable charges in which Tenant is required to participate, or

     (2) To include all real estate taxes and common area maintenance charges for the expansion or reduction area in the charges to be prorated pursuant to the terms of this lease.

       Landlord agrees to notify Tenant as to which of the foregoing procedures Landlord elects to follow, which notice shall be sent to Tenant within a reasonable time after any such election has been made.

13.21 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts as the same may from time to time exist.

13.22 DEFINITION OF ADDITIONAL RENT. Without limiting any other provision of this Lease, it is expressly understood and agreed that Tenant's participation in Taxes, Operating Expenses, and all other charges which Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon, shall be deemed to be additional rent, and in the event of non-payment thereof by Tenant, Landlord shall have all of the rights and remedies with respect thereto as would accrue to Landlord for non-payment of Fixed Rent.

13.23 LANDLORD'S FEES AND EXPENSES. Unless prohibited by applicable law, Tenant agrees to pay to Landlord the amount of all reasonable legal fees and expenses incurred by Landlord from and after an Event of Default arising out of or resulting from any act or omission by Tenant with respect to this Lease or the Premises, including without limitation, any breach by Tenant of its obligations hereunder.

       Further, if Tenant shall request Landlord's consent or joinder in any instrument pertaining to this Lease, Tenant agrees promptly to reimburse Landlord for the reasonable legal fees incurred by Landlord in processing such request, whether or not Landlord complies therewith; and if Tenant shall fail promptly so to reimburse Landlord, same shall be deemed to be a default in Tenant's monetary obligations under this Lease.

       Whenever Tenant shall request approval (or this lease shall require preparation) by Landlord or the Landlord's architect of plans, drawings, specifications, or otherwise with respect to initial alteration of the Premises, subsequent remodeling thereof, installation of signs including subsequent changes thereof, or the like, Tenant specifically agrees promptly to pay to Landlord's architect (or reimburse Landlord for the payment Landlord makes to said architect) for all charges involved in the review (and re-review, if necessary) and approval or disapproval thereof whether or not approval shall ultimately be given.

13.24 CHANGES OR ALTERATIONS BY LANDLORD. Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, including without limitation changes to, or installation of, sprinkler systems, removal of asbestos (it being expressly understood and agreed that under no circumstances shall Tenant undertake any asbestos removal), arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided, however, that there be no unreasonable obstruction of the right of existing access to, or unreasonable interference with the use and enjoyment of, the Premises by Tenant. Landlord may exercise the foregoing rights only during reasonable business hours, following reasonable notice to Tenant and, if requested by Tenant, in the presence of Tenant's agent(s), with Tenant agreeing to make such agents reasonably available. Nothing contained in this Section 13.24 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door or any passage or any concourse connecting with any other building or to any public convenience, and the use of such doors, passages and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor.

13.25 RULES AND REGULATIONS. Tenant will faithfully observe and comply with the Rules and Regulations, if any, annexed hereto and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further than nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.

13.26 PARKING. Tenant, upon the commencement of its occupancy of the Premises, shall have the non-exclusive right to use for its designated employees and visitors, as appurtenant to the Premises, the parking spaces located in second story of the Building G parking garage (but not any on the first floor parking level) with the exclusive right to use up to eleven
       (11) of the second story parking spaces for employee and visitor parking (such 11 spaces to be mutually designated by Landlord and Tenant, from time to time, within an area on the second floor reasonably proportionate to the Premises). Use of such spaces may not be sold, assigned, licensed or otherwise given to any person for any compensation or fee or otherwise, except in connection with an assignment of this Lease or sublet of the Premises or a portion thereof that is permitted under
       ARTICLE V hereof. The use of such parking spaces by Tenant in the Building may be regulated by rules and regulations issued by the Landlord from time to time.

13.27 RIGHT OF FIRST OFFER. With respect to the first time during any calendar year during the term of this lease that the Landlord intends to lease space in the Building to tenants other than existing tenants in the Building, the Landlord agrees to give notice to the Tenant in writing of the availability of such space prior to the entering into a lease of the same with any other such party. For a period of ten (10) days after the giving of such notice Landlord agrees to refrain from marketing such space for lease in order to provide Tenant with an opportunity to discuss with Landlord Tenant's potential interest in leasing such space. If, within such ten (10) day period Tenant does not notify Landlord of its interest or, if such notice is given, Landlord and Tenant are unable to reach a mutually satisfactory agreement for the rental of such space to Tenant, then Landlord shall be free to proceed to market and lease such space to any other party.

       The obligations of the Landlord hereunder shall, in any event, terminate and be of no further force and effect from and after any assignment by the Tenant of its interest as the Tenant under this lease, any sublease by the Tenant of all or any portion of the demised premises and from and after any sale of the Development or transfer of title by the Landlord named herein to any other party, including, without limitation the holder of any mortgage or deed of trust affecting the Development upon foreclosure or the exercise of any of such holder's rights or remedies thereunder.

       WITNESS the execution hereof, under seal, in any number of counterparts, each of which counterparts shall be deemed an original for all purposes, as of the day and year first above written.


    Witness:                         WATERTOWN ARSENAL ASSOCIATES, L.P




   /s/ Suzanne Delamere              By:  /s/ Stephen R. Weiner
   -------------------------------        -----------------------------
                                          General Partner



    Witness:                         By: GILBANE PROPERTIES OF
                                         WATERTOWN, INC., General Partner


    /s/ Deborah Granzio              By: /s/ Robert V. Gilbane
   -------------------------------       ------------------------------
                                         Its:  President
                                         Hereunto duly authorized

                                  (Landlord)

                                     BUSINESS@WEB, INC.




    Attest: /s/ David W. Chapman     By:  /s/ Eric Sockol
            --------------------          ---------------
                                          Eric Sockol, Chief Financial Officer
                                          Hereunto duly authorized

                                   (Tenant)

    COMMONWEALTH OF MASSACHUSETTS

                                                           3-7          , 1996
                                                 -----------------------


    COUNTY OF Middlesex


            On this day personally appeared the above-named Stephen R. Weiner and acknowledged this instrument, to be his free act and deed as general partner of Watertown Arsenal Associates, L.P.


            Before me:



                                     /s/ Christine B. Rocco
                                     ----------------------------------
                                     Notary Public
                                     My Commission Expires: 3/30/98



    STATE OF RHODE ISLAND

                                                          _______________, 1996_

    COUNTY OF _________________________


            On this day personally appeared the above-named ___________________ and acknowledged this instrument, to be his free act and deed as _______________ of Gilbane Properties of Watertown, Inc., a general partner of Watertown Arsenal Associates, L.P.


            Before me:



                                     __________________________________
                                     Notary Public
                                     My Commission Expires:

    COMMONWEALTH OF MASSACHUSETTS

    COUNTY OF Middlesex



            On this 27th day of February, 1996, before me personally appeared Eric Sockol who, being by me duly sworn, did say that he is Chief Financial Officer of BUSINESS@WEB, INC., a Delaware corporation, that he knows the seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and its stockholders, and said Eric Sockol acknowledged said instrument to be the free act and deed of said corporation.



                                          /s/ Jacqueline A. Le clair
                                          ------------------------------
                                          Notary Public
                                          My Commission Expires:4/4/2001

                                   GUARANTEE
                                   ---------



     FOR VALUE RECEIVED, and in consideration for and as an inducement to WATERTOWN ARSENAL ASSOCIATES, L.P. (the "Landlord") to make the foregoing lease (the "Lease") with BUSINESS@WEB, INC. (the "Tenant"), the undersigned JOHN J. DONOVAN, with a mailing address c/o Cambridge Technology Group, Inc., 219 Vassar Street, Cambridge, MA 02139 (the "Guarantor"), unconditionally guarantees the full performance and observance of all the covenants, conditions and agreements therein provided to be performed and observed by the Tenant, the Tenant's successors and assigns, and expressly agrees that the validity of this agreement and the obligations of the Guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the granting by the Landlord of any indulgences to the Tenant or by reason of the assertion by the Landlord against the Tenant of any of the rights or remedies reserved to the Landlord pursuant to the provisions of the Lease or by the relief of the Tenant from any of the Tenant's obligations under the Lease by operation of law or otherwise (including, but without limitation, the rejection of the Lease in connection with proceedings under the bankruptcy laws now or hereafter enacted); the Guarantor hereby waiving all suretyship defenses. The obligations of the Guarantor include the payment to Landlord of any monies payable by Tenant under any provisions of the Lease, at law, or in equity, including, without limitation, any monies payable by virtue of the breach of any warranty, the grant of any indemnity or by virtue of any other covenant of Tenant under the Lease.

     The Guarantor further covenants and agrees that this Guarantee shall remain and continue in full force and effect as to any renewal, modification or extension of the Lease, whether or not the Guarantor shall have received any notice of or consented to such renewal, modification or extension. The Guarantor further agrees that the liability of the Guarantor under this Guarantee shall be primary (and that the heading of this instrument and the use of the word "guarantee(s)" shall not be interpreted to limit the aforesaid primary obligations of the Guarantor), and that, in any right of action which shall accrue to the Landlord under the Lease, the Landlord may, at the Landlord's option, proceed against the Guarantor, any other guarantor, and the Tenant, jointly or severally, and may proceed against the Guarantor without having commenced any action against or having obtained any judgment against the Tenant or any other guarantor. The Guarantor irrevocably waives any and all rights the Guarantor may have at any time (whether arising directly or indirectly, by operation of law or by contract or otherwise) to assert any claim against the Tenant on account of payments made under this Guarantee, including, without limitation, any and all rights of or claim for subrogation, contribution, reimbursement, exoneration and indemnity, and further waives any benefit of and any right to participate in any security deposit or other collateral which may be held by the Landlord; and the Guarantor will not claim any set-off or counterclaim against the Tenant in respect of any liability the Guarantor may have to the Tenant.

     It is agreed that the failure of the Landlord to insist in any one or more instances upon a strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by the Landlord of rent with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

     No subletting, assignment or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of the Guarantor under this Guarantee; and, wherever reference is made to the liability of the Tenant named in the Lease, such reference shall be deemed likewise to refer to the Guarantor.

     It is further agreed that all of the terms and provisions hereof shall inure to the benefit of the respective successors and assigns of the Landlord, and shall be binding upon the heirs, executors, administrators and assigns of the Guarantor.

     Notwithstanding anything to the contrary in this Guarantee contained, the Landlord agrees that the Guarantor's liability under this Guarantee shall apply only to the covenants, conditions and agreements to be performed and observed by the Tenant (and its successors and assigns) under the Lease until such time, if any, (the "Release Date") as (i) the initial public stock offering of the Tenant is completed (the "IPO") and the Landlord is provided evidence reasonably satisfactory to Landlord that the IPO has provided the company net proceeds in an amount of not less than thirty million dollars ($30,000,000.00) or (ii) as an alternative, at the sole discretion of the Landlord, until the Tenant has four
(4) consecutive profitable three (3) month periods, and is capitalized in an amount satisfactory to Landlord in its sole discretion; however, said limitation on the Guarantor's liability shall not prohibit the Landlord from proceeding against the Guarantor at any time after the Release Date with respect to any covenant, condition or agreement to be so performed and observed during the period prior to the Release Date. The Release Date shall occur (if at all) only upon a writing to such effect executed by Landlord and delivered to Guarantor.

     IN WITNESS WHEREOF, the Guarantor has executed this instrument, under seal, this 4th day of March, 1996.



                                     /s/ John J. Donovan          (L.S.)
                                     -----------------------------



COMMONWEALTH OF MASSACHUSETTS

COUNTY OF Middlesex

     On this 4th day of March, 1996, before me, personally appeared JOHN J. DONOVAN, and he acknowledged this instrument, by him sealed and subscribed, to be his free act and deed.



                                     /s/
                                     -----------------------------------
                                     Notary Public
                                     My Commission Expires:  4/6/2001

                                   EXHIBIT A

                                   SITE PLAN

                                  EXHIBIT B-1

                                   EXHIBIT B

                               PERMITTED SIGNAGE


1. One (1) permitted exterior wall sign on garage facade facing Arsenal Street in approximately the location marked on Exhibit B-1 annexed hereto. Such exterior sign, however, to be subject to the prior written approval of Landlord (which approval shall not be unreasonably withheld or delayed) and the appropriate authorities of the Town of Watertown.

2. One (1) sign at the entrance to the garage. Such sign, however, to be subject to the prior written approval of Landlord (which approval shall not be unreasonably withheld or delayed) and the appropriate authorities of the Town of Watertown.

3. Interior directional signs. The design, number and location of such signs shall be subject, however, to Landlord's prior written approval (which approval shall not be unreasonably withheld or delayed).

4. Interior visitor parking signs. The design, number and location of such signs shall be subject, however, to Landlord's prior written approval (which approval shall not be unreasonably withheld or delayed).

                                   EXHIBIT C

                                 TENANT'S WORK

                                   EXHIBIT D

                               BUILDING SERVICES


- -    Access to the Premises and Common Areas shall be as provided in the Lease to which this Exhibit is annexed.

- -    Heat and air-conditioning to the common areas of the Building and the
     Premises during normal seasonal heating and cooling periods during Normal Building Operating Hours and during Tenant's extended hours, as provided above.

- -    Hot and cold running water, liquid soap, toilet tissue and paper towers for washrooms.

- -    Removal of snow and ice from the entry and sidewalks to the Building and from the driveway and parking garage ramp.

Cleaning Specifications
- -----------------------

     Premises


          Each Normal Business Day (being defined to mean each weekday during Normal Building Operating Hours):

               Empty trash receptacles
               Empty and clean ashtrays
               Dust and spot clean horizontal surfaces, furniture and bright work
               Spot clean vertical surfaces
               Clean water fountains
               Clean partition and door glass
               Vacuum carpeting (shampooing by Tenant)
               Clean coffee stations

          Monthly:

               Dust table and chair legs, baseboards, ledges, moldings Vacuum fabric furniture
               Clean and Sanitize phones

          Quarterly:

               Clean diffusers
               High dusting

     Washrooms

          Each Normal Business Day:

               Clean and sanitize fixtures, mirrors, horizontal surfaces Polish chrome
               Mop floors
               Refill dispensers
               Empty trash
               Spot clean vertical surfaces

          Monthly:

               Wash all partitions, tile wall and enamel surfaces


Exterior windows to be washed twice yearly.

Common stairways, sidewalks, entranceways, the driveway, the garage ramp and the parking areas (herein collectively, the "Common Facilities") shall be kept generally free of litter and debris and swept periodically. Common Facilities shall be lighted whenever necessary during Normal Building Operating Hours.

Parking areas in the garage to be restriped as necessary in Landlord's reasonable judgment.

                                  EXHIBIT APP

                              APPRAISAL PROCEDURE



       Whenever the term "market rent" is required to be determined under this Lease, the term shall mean the annual market rate rent chargeable for reasonably comparable office space within Watertown or the area situated within a five (5) mile radius of Watertown (notwithstanding any other use of the Premises which may be permitted hereunder) and shall be determined as follows in the absence of a mutual agreement by Landlord and Tenant on the amount of the annual market rent:

       If the Landlord and Tenant are unable to agree on the amount of "market rent", either party shall have the right to initiate a proceeding hereunder for the determination of such "market rent" by sending written notice to the other party appointing a real estate appraiser who is a designated member in good standing of either the Society of Real Estate Appraisers or the Appraisal Institute with at least five (5) years' full-time commercial appraisal experience for the purpose of establishing such "market rent" by a market survey in the area of the Premises. Within ten (10) days after receipt by such party of such notice, the party receiving such notice shall, by notice to the other party, designate the name and address of another appraiser with such minimum experience for the purpose of meeting with the appraiser appointed by the first party to determine jointly such "market rent". If within thirty (30) days after the second appraiser has been appointed, the two designated appraisers are unable to agree upon such "market rent", they shall elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the expiration of the aforesaid 30 day period. If the two appraisers are not able to agree upon such third appraiser, either appraiser may request the office of the American Arbitration Association located nearest to Boston, Massachusetts to designate a third appraiser willing so to act and an appraiser so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the appraisers first appointed. In the case of the inability or refusal to serve of any person designated as an appraiser, or in case any appraiser for any reason ceases to be such, an appraiser to fill such vacancy shall be promptly appointed by the Landlord, the Tenant, the appraisers first appointed or the said office of the American Arbitration Association, as the case may be, whichever made the original appointment., and any appraiser so appointed to fill such vacancy shall have the same standing and powers as though originally appointed. The resulting board of appraisers shall, forthwith upon their appointment (i) hear the parties to this Lease and their witnesses, (ii) examine the records relating to the Premises, the market surveys and such other documents and records as may, in their judgment, be necessary and (iii) determine the annual "market rent" for such purposes.

       The costs, other than counsel fees, of such appraisal shall be borne equally by the parties. Any determination by a majority of the members of the board of appraisers, shall be final and binding upon the parties, but, if a majority of the members of the board of appraisers are unable to agree upon a determination, the

                                     APP-1
determination of such third appraiser shall be binding upon the parties. Upon determining such market rent and after computing the price as set forth above, the board of appraisers shall promptly notify the parties in writing of such determination. If any party shall fail to appear at the hearings appointed by the appraisers, the appraisers may act in the absence of such party.

       The determination of the board of appraisers (or the third appraiser, as appropriate) made in accordance with the foregoing provisions shall be final and binding upon the parties, such determination may be entered as an award in arbitration in a court of competent jurisdiction, and judgment thereon may be entered.

                                     APP-2

                                 EXHIBIT OPER

                      EXCLUSIONS FROM OPERATING EXPENSES

1. Salaries or other compensation paid directly or indirectly to Landlord or any officer, director, partner, stockholder, or any affiliate of Landlord, except to the extent any such payment is for an item properly included as an Operating Expense and is not in excess of the reasonable market rate for similar services available from a third party.

2. Any work or services performed specifically at the request of a tenant with respect to which the tenant has a specific reimbursement obligation outside of any obligation to contribute to Operating Expenses.

3.   Any item for which Landlord is actually reimbursed, by insurance proceeds.

4. Interest charges or penalties incurred by Landlord as a result of 30-day or more late payments.

5. Uncollectible accounts (being accounts that Landlord has actually written off as "bad debts").

6. In addition, with respect to any cost and expense included within the calculation of Operating Expenses, the same shall always be net of discounts, rebates, retainage and other offsets actually received or taken.

7. Costs of any services performed exclusively within and which only benefit premises located within the Garage Portion that are exclusively leased to another tenant.

                                    OPER-1

                                 EXHIBIT SNDA


                                 ARSENAL MALL
                           WATERTOWN, MASSACHUSETTS

                    NONDISTURBANCE AND ATTORNMENT AGREEMENT
                    ---------------------------------------


       THIS AGREEMENT made this _____ day of ______________, 1996, between ___________________________, a ____________________ corporation having a mailing address _______________________________, _____________________,
______________________, ________________________ (hereinafter called "Tenant"),
CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation having its principal place of business at 900 Cottage Grove Road, Bloomfield, Connecticut (hereinafter called "Mortgagee"), and WATERTOWN ARSENAL ASSOCIATES Limited Partnership, a Massachusetts limited partnership having a mailing address at One Wells Avenue, Newton, Massachusetts 02159 (hereinafter called "Landlord").

                                  WITNESSETH:

       WHEREAS, Tenant has entered into a certain lease (the "Lease") dated __________, 199_, with Landlord covering premises (the "Premises") at Arsenal Marketplace, so-called, in Watertown, Middlesex County, Massachusetts (the "Shopping Center"); and

       WHEREAS, Mortgagee is the holder of a certain first mortgage and security agreement dated December 23, 1983 recorded with the Middlesex South District Registry of Deeds in Book 15375 at Page 557 (the "Mortgage") on the Shopping Center of which the Premises are a part; and

       WHEREAS, Mortgagee has been requested by Tenant and by Landlord to enter into a Nondisturbance Agreement with Tenant.

       NOW THEREFORE, in consideration of the Premises and mutual covenants hereinafter contained, the parties hereto mutually covenant and agree as follows:

       1. The Lease and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of the Tenant in and to said Premises are and shall be subject and subordinate to the Mortgage and to all of the terms and conditions contained therein, and to any renewals, modifications, replacements, consolidations and extensions thereof.

       2. In the event of foreclosure of the Mortgage, or in the event Mortgagee comes into possession or acquires title to the Premises as a result of the enforcement or foreclosure of the Mortgage or note(s) for which the Mortgage is security or by a conveyance to Mortgagee in lieu of foreclosure, or as a result of any other means,

                                    SNDA-1

Mortgagee agrees that Tenant shall not be disturbed in its possession of the Premises for any reason other than one which would entitle Landlord to terminate the Lease under its terms, or would cause, without any further action by such Landlord, the termination of the Lease, or would entitle such Landlord to dispossess Tenant from the Premises; and Tenant agrees and shall be bound to Mortgagee under all of the terms, covenant and conditions of the Lease for the balance of the term thereof remaining and any extension or renewals thereof which may be affected in accordance with any option therefore in the Lease, with the same force and effect as if Mortgagee were the landlord under the Lease, and Tenant does hereby attorn to Mortgagee as its landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Mortgagee's succeeding to the interest of Landlord in the Premises. Tenant agrees, however, upon the election of and written demand by Mortgagee, within sixty (60) days after Mortgagee receives title to the Premises, to execute an instrument in confirmation of the foregoing provisions, reasonably satisfactory to Mortgagee, in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy as provided in the Lease.

       3. Tenant agrees with Mortgagee that if Mortgagee shall succeed to the interest of Landlord under the Lease, Mortgagee shall not be (a) liable for any action or omission of any prior landlord under the Lease, or (b) subject to any offsets or defenses which Tenant might have against any prior landlord, or (c) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord, or (d) bound to account for or return any security deposit which Tenant may have paid to any prior landlord, unless such deposit is in an escrow fund available to Mortgagee, or (e) bound by any amendment or modification of the Lease made without Mortgagee's consent or (f) bound by any provisions in the Lease which obligate the Landlord to erect or complete any building or to perform any construction work or make any improvements to the Premises. Tenant further agrees with Mortgagee that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Mortgagee's consent.

       4. In the event that Landlord shall default in the performance or observance of any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Mortgagee and Mortgagee shall have the right (but not the obligation) to cure such default. Tenant shall not take any action with respect to such default under the Lease, including, without limitation, any action in order to terminate, rescind or avoid the Lease or to withhold any rental thereunder, for a period of ten (10) days after receipt of such written notice thereof by Mortgagee with respect to any such default capable of being cured by the payment of money and for a period of thirty (30) days after receipt of such written notice thereof by Mortgagee with respect to any other such default (provided that, in the case of any default which cannot be cured by the payment of money and cannot with diligence be cured within such 30-day period because of the nature of such default or because the Mortgagee requires time to obtain possession of the Premises in order to cure such default, if Mortgagee shall proceed promptly to attempt to obtain possession of the Premises where such possession is required and to cure such default, the time during which

                                    SNDA-2
such default may be cured shall be extended for such period as may be necessary to complete the curing of the same with diligence and continuity).

       5. This agreement shall bind and inure to the benefit of the parties hereto, their successors and assigns. As used herein, the term "Tenant" shall include the Tenant, its successors and assigns; the words "foreclosure" and "foreclosure sale' as used herein a shall be deemed to include the acquisition of Landlord's estate in the Premises by voluntary deed (or assignment ( in lieu of foreclosure; and the word "Mortgagee" shall include the Mortgagee herein specifically named and any of its successors and assigns, including anyone who shall have succeeded to Landlord's interest in the Premises by, through or under foreclosure of the Mortgage.

       6. This Agreement shall not be modified or amended except in writing signed by all parties hereto.

       7. The use of the neuter gender in this Agreement shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

       WITNESS the execution hereof under seal in any number of counterpart copies, each of which shall be deemed an original for all purposes as of the day and year first above written.



                                     CONNECTICUT GENERAL LIFE
                                     INSURANCE COMPANY


________________________             By ________________________
                                        Its Vice President
                                        Hereunto duly authorized


                                                      [MORTGAGEE]

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Witness:                             WATERTOWN ARSENAL
                                     ASSOCIATES, L.P.

________________________             _________________________

                                          and

Attest:                                   By __________________        GENERAL
                                             GILBANE PROPERTIES         PARTNERS
                                             OF WATERTOWN, INC.


______________________               By ______________________
Clerk                                          President


                                                 [LANDLORD]



Attest:                                   [____________________________]


______________________         By:______________________
Secretary                         Its  ___________________
                                      Hereunto duly authorized


                                         [TENANT]

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COMMONWEALTH OF MASSACHUSETTS

COUNTY OF



                                                    ______________________, 199_


       Then personally appeared _____________ and acknowledged the foregoing instrument to be the free act and deed of Watertown Arsenal Associates, L.P., a Massachusetts Limited Partnership, before me:


                                                    _________________________
                                                    Notary Public
                                                    My Commission expires:


COMMONWEALTH OF MASSACHUSETTS

COUNTY OF



                                                    ______________________, 199_


       On this day, before me, personally appeared _____________________, who being by me duly sworn, did say that he is ___________ of _________________; that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said __________________ acknowledged said instrument to be the free act and deed of said corporation.


                                                    _________________________
                                                    Notary Public
                                                    My Commission expires:

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STATE OF NEW YORK

COUNTY OF


                                                     _____________________, 199_


       On this day, before me, personally appeared _________________________, who being by me duly sworn, did say that he is Vice President of CONNECTICUT GENERAL LIFE INSURANCE COMPANY; that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said ____________________ acknowledged said instrument to be the free act and deed of said corporation.


                                                     _________________________
                                                     Notary Public
                                                     My Commission expires:

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